As filed with the Securities and Exchange Commission on February 28, 2017
Registration No. 333 - __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________________
THE SCOTTS MIRACLE-GRO COMPANY
Co-registrants are listed on the following page
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	2875 (Primary Standard Industrial Classification Code Number	31-1414921 (I.R.S. Employer Identification Number)
14111 Scottslawn Road
Marysville, Ohio 43041
(937) 644-0011
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
____________________________________________

Ivan C. Smith, Esq. Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer The Scotts Miracle-Gro Company 14111 Scottslawn Road Marysville, Ohio 43041 (937) 644-0011	Copy to: Adam L. Miller, Esq. Vorys, Sater, Seymour and Pease LLP 52 E Gay Street Columbus, Ohio 43216 (614) 464-6400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

Approximate date of commencement of proposed sale to the public. As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    ☒            Accelerated filer            ☐
Non-accelerated filer    ☐            Smaller reporting company    ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed Maximum Offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
The Scotts Miracle-Gro Company 5.250% Senior Notes due 2026	$250,000,000	100%	$250,000,000	$28,975.00
Guarantees of 5.250% Senior Notes due 2026 by certain subsidiaries of The Scotts Miracle-Gro Company(2)	—	—	—	—
_______________________________

(1)
Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2)
The guarantees are the full and unconditional guarantee of The Scotts Miracle-Gro Company’s obligations under the 5.250% Senior Notes due 2026 by its direct and indirect wholly-owned subsidiaries listed on the following page under the caption “Table of Co-Registrants.” No separate consideration will be received for the guarantees. No additional registration fee is payable with respect to the guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF CO-REGISTRANTS
The following direct and indirect wholly-owned subsidiaries of The Scotts Miracle-Gro Company are guarantors of The Scotts Miracle-Gro Company’s obligations under the 5.250% Senior Notes due 2026 and are co-registrants under this registration statement.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
GenSource, Inc.(1)	Ohio	47-3691890
Gutwein & Co., Inc.(2)	Indiana	35-0864689
Hawthorne Hydroponics LLC(3)	Delaware	46-5720038
HGCI, Inc.(4)	Nevada	47-3426969
Hyponex Corporation(2)	Delaware	31-1254519
Miracle-Gro Lawn Products, Inc.(2)	New York	11-3186421
OMS Investments, Inc.(5)	Delaware	51-0357374
Rod McLellan Company(2)	California	94-1439564
Sanford Scientific, Inc.(2)	New York	16-1279959
Scotts Manufacturing Company(2)	Delaware	42-1508875
Scotts Products Co.(2)	Ohio	31-1269080
Scotts Professional Products Co.(2)	Ohio	31-1269066
Scotts-Sierra Investments LLC(2)	Delaware	51-0371209
Scotts Temecula Operations, LLC(2)	Delaware	33-0978312
SLS Holdings, Inc.(2)	Delaware	81-2077880
SMG Growing Media, Inc.(2)	Ohio	20-3544126
SMGM LLC(2)	Ohio	31-1414921
Swiss Farms Products, Inc.(4)	Delaware	88-0407223
The Hawthorne Gardening Company(3)	Delaware	46-5720038
The Scotts Company LLC(2)	Ohio	31-1414921
________________________

(1)	The address, including zip code, of the principal executive offices for this additional obligor is 563 S. Crown Hill Road, Orville, Ohio 44667.

(2)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.

(3)	The address, including zip code, of the principal executive offices for this additional obligor is 800 Port Washington Blvd., Port Washington, New York 11050.

(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

(5)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Blvd., Suite 2800, Los Angeles, California 90067.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 28, 2017

PROSPECTUS

$250,000,000
The Scotts Miracle-Gro Company

_______________
Offer to exchange

up to $250 million aggregate principal amount of outstanding unregistered 5.250% Senior Notes due 2026 for
an equal principal amount of 5.250% Senior Notes due 2026 which have been registered under the Securities Act of 1933, as amended
_______________

The Scotts Miracle-Gro Company hereby offers, upon the terms and subject to the conditions set forth in this prospectus, to exchange any and all of its outstanding unregistered 5.250% Senior Notes due 2026 (the “original notes”) for an equal principal amount of its registered 5.250% Senior Notes due 2026 (the “exchange notes”). The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. We are offering the exchange notes pursuant to a registration rights agreement that we entered into in connection with the issuance of the original notes. The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes.

Material Terms of the Exchange Offer:

•	The exchange offer will expire at 11:59 p.m., New York City time, on , 2017, unless extended (the “expiration time”).

•
Upon consummation of the exchange offer, all original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of the exchange notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”).

•	You may withdraw tenders of original notes at any time prior to the expiration time.

•	The exchange offer is subject to certain customary conditions described in this prospectus, but is not conditioned upon the tender of any minimum principal amount of original notes.

•	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer, and we will pay all expenses of the exchange offer.

•
The exchange notes will be a new issue of securities for which no public market currently exists. We do not intend to list the exchange notes on any national securities exchange or seek their quotation on any automated quotation system.

•	See “The Exchange Offer” beginning on page 31 of this prospectus for information on how to exchange your original notes for exchange notes.

•
Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The accompanying letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such exchange notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

_______________

See “Risk Factors” beginning on page 8 of this prospectus for a description of risks that you should consider in determining whether to participate in the exchange offer.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is , 2017

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information or represent anything about us, our financial results or this offering that is not contained or incorporated by reference in this prospectus. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any state or other jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front of this prospectus or the date of incorporation by reference, even though this prospectus may be delivered or securities may be sold on a later date.
_______________

_______________

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. In order to ensure timely delivery of this information, you must request the information no later than five business days before the date on which the exchange offer expires. Therefore, you must request the information on or before , 2017. You may make such a request by contacting us at:
The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Attention: Treasurer
(937) 644-0011
treasury.department@scotts.com
_______________

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, strategies, targets, prospects and business. Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events. These statements are generally identified by the use of forward-looking words or phrases such as “believe,” “strategy,” “envision,” “target,” “goal,” “project,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results and future events to differ materially from those expressed in or implied by the forward-looking statements. We cannot assure you that any of our expectations, estimates or projections will be achieved and you should not place undue reliance on forward-looking statements.

The forward-looking statements included or incorporated by reference in this prospectus are only made as of the date of this prospectus or the respective document incorporated by reference herein, as applicable. Except as required by applicable law or the rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•
compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase our costs of doing business or limit our ability to market all of our products;

•	damage to our reputation could have an adverse effect on our business;

•	certain of our products may be purchased for use in new and emerging industries that are subject to inconsistent and rapidly changing laws and regulations and consumer perception;

•	our marketing activities may not be successful;

•	our success depends upon the retention and availability of key personnel and the effective succession of senior management;

•	disruptions in availability or increases in the prices of raw materials or fuel could adversely affect our results of operations;

•	our hedging arrangements expose us to certain counterparty risks;

•	economic conditions could adversely affect our business;

•	the highly competitive nature of our markets could adversely affect our ability to maintain or grow revenues;

•
we may not successfully develop new product lines and products or improve existing product lines and products or maintain our effectiveness in reaching consumers through rapidly evolving communication vehicles;

•	our ongoing investment in new product lines and products and technologies is inherently risky, and could disrupt our ongoing businesses;

•

•
because of the concentration of our sales to a small number of retail customers, the loss of one or more of, or a significant reduction in orders from, our top customers could adversely affect our financial results;

•	our reliance on third-party manufacturers could harm our business;

•	our reliance on a limited base of suppliers may result in disruptions to our business and adversely affect our financial results;

•
a significant interruption in the operation of our or our suppliers’ facilities could impact our capacity to produce products and service our customers, which could adversely affect revenues and earnings;

•	climate change and unfavorable weather conditions could adversely impact financial results;

•	our indebtedness could limit our flexibility and adversely affect our financial condition;

•	changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing;

•	our postretirement-related costs and funding requirements could increase as a result of volatility in the financial markets, changes in interest rates and actuarial assumptions;

•	our international operations make us susceptible to the costs and risks associated with operating internationally;

•	unanticipated changes in our tax provisions, the adoption of new tax legislation or exposure to additional tax liabilities could affect our profitability and cash flows;

•	our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber attack;

•	we may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

•
in the event of termination of the Amended and Restated Exclusive Agency and Marketing Agreement (the “Marketing Agreement”) for consumer Roundup® products, we would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 26% of our common shares and can significantly influence decisions that require the approval of shareholders;

ii

•
while we have, over the past few years, increased the rate of cash dividends on, and engaged in repurchases of, our common shares, any future decisions to reduce or discontinue paying cash dividends to our shareholders or repurchasing our common shares pursuant to our previously announced repurchase program could cause the market price for our common shares to decline;

•
acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations;

•	a failure to dispose of assets or businesses in a timely manner may cause the results of the Company to suffer;

•

•
we are involved in a number of legal proceedings and, while we cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect our business, financial condition, results of operations and cash flows; and

•	any other risk factors set forth below under the heading “Risk Factors” or in our reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All subsequent written and oral forward-looking statements concerning the matters addressed in this prospectus and attributable to us or any person acting on our behalf are qualified by these cautionary statements.

iii

SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus, and may not contain all of the information that is important to you. You should read this prospectus in its entirety, including the information set forth under “Risk Factors” and the documents incorporated by reference in this prospectus, before making any investment decision. Unless this prospectus otherwise indicates or the context otherwise requires, the terms the “Company,” “we,” “our” and “us” refer to The Scotts Miracle-Gro Company and its subsidiaries.

The Company

The Scotts Miracle-Gro Company is a leading manufacturer and marketer of consumer branded products for lawn and garden care in North America and Europe. We have a presence in similar consumer branded products in Australia, East Asia and Latin America. Our products are marketed under some of the most recognized brand names in the industry. We are the exclusive agent of Monsanto Company (“Monsanto”) for the marketing and distribution of consumer Roundup® non-selective herbicide products within the United States and other contractually specified countries.

Our business is divided into three principal business reporting segments: U.S. Consumer (consisting of the Company’s consumer lawn and garden business located in the geographic United States); Europe Consumer (consisting of the Company’s consumer lawn and garden business located in geographic Europe); and Other (consisting of the Company’s consumer lawn and garden businesses in geographies other than the U.S. and Europe, the Company’s indoor, urban and hydroponic gardening business, and revenues and expenses associated with the Company’s supply agreements with Israel Chemicals, Ltd.). Our U.S. Consumer operations comprise the most substantial part of our business, representing 77.1% of our consolidated revenue for the fiscal year ended September 30, 2016.

For additional information regarding our business, financial condition, results of operations and cash flows, please see our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016, which are incorporated by reference in this prospectus.

The Scotts Miracle-Gro Company is an Ohio corporation incorporated through predecessor entities in 1868. Our executive offices are located at 14111 Scottslawn Road, Marysville, Ohio 43041, and our telephone number is (937) 644-0011. Our website address is www.scotts.com. Information on our website is not incorporated by reference in or otherwise a part of this prospectus.

The Exchange Offer

The following is a summary of the principal terms of the exchange offer. See “The Exchange Offer” for a more detailed description of the terms of the exchange offer. Unless otherwise provided in this prospectus, as used in this prospectus, the term “notes” refers collectively to the original notes and the exchange notes, the term “indenture” refers to the indenture, dated as of December 15, 2016, which governs both the original notes and the exchange notes, and the term “registration rights agreement” refers to the registration rights agreement, dated as of December 15, 2016, that we entered into with the initial purchasers of the original notes.

Original Notes
On December 15, 2016, we issued and sold $250 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act.

In connection with the private placement, we entered into a registration rights agreement, dated December 15, 2016, with the initial purchasers of the original notes, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under certain circumstances to have resales of their original notes registered under the Securities Act. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

We issued the original notes under an indenture dated as of December 15, 2016 among us, the subsidiary guarantors and U.S. Bank National Association, as trustee. The exchange notes will be issued under the same indenture and entitled to the benefits of the indenture. The exchange notes will evidence the same debt as the original notes. The original notes and the exchange notes will be treated as a single class of debt securities under the indenture.

The issuance of the original notes is represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Participants in DTC’s system who have accounts with DTC hold interests in the global notes in book-entry form. Accordingly, ownership of beneficial interests in the original notes is limited to DTC participants or persons who hold their interests through DTC participants.

The Exchange Offer
We are offering to exchange up to $250 million aggregate principal amount of the exchange notes, which have been registered under the Securities Act, for an equal principal amount of the original notes that are validly tendered and accepted in the exchange offer. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

If all outstanding original notes are tendered for exchange, there will be $250 million principal amount of 5.250% Senior Notes due 2026 (that have been registered under the Securities Act) outstanding after this exchange offer.

Expiration Time
The exchange offer will expire at 11:59 p.m., New York City time, on , 2017, unless extended, in which case the expiration time will be the latest date and time to which we extend the exchange offer. See “The Exchange Offer-Expiration Time; Extensions; Amendments.”

Accrued Interest on Original Notes and Exchange Notes
Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest from and including their date of issuance at the same rate (5.250% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2017.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the date they were issued or the most recent interest date on which interest has been paid (if applicable) to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes
To exchange your original notes for exchange notes, you must validly tender and not validly withdraw your original notes at or before the expiration time. If you are a participant in DTC’s system, you may tender your original notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. If you wish to participate in the exchange offer, you must, at or prior to the expiration time:

• complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained therein, and deliver the letter of transmittal, together with your original notes and any other documents required by the letter of transmittal, to the exchange agent at the address set forth under “The Exchange Offer- Exchange Agent”; or

• if your original notes are tendered pursuant to the procedures for book-entry transfer, arrange for DTC to (i) transmit to the exchange agent certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the letter of transmittal, (ii) transfer your original notes into the exchange agent’s account at DTC and (iii) send the exchange agent confirmation of such book-entry transfer.

You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “The Exchange Offer- Procedures for Tendering Original Notes.”

Guaranteed Delivery Procedures	If you wish to tender your original notes and:

• certificates for your original notes are not immediately available;
• the letter of transmittal, your original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or
• the procedures for book-entry transfer cannot be completed at or prior to the expiration time,

you may tender your original notes according to the guaranteed delivery procedures described in “The Exchange Offer-Guaranteed Delivery Procedures.”

Special Procedures for Beneficial Owners
If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must either (i) make appropriate arrangements to register ownership of the original notes in your name or (ii) obtain a properly completed bond power from the registered holder of the original notes before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent. See “The Exchange Offer-Procedures for Tendering Original Notes.”

Withdrawal of Tenders
You may withdraw your tender of original notes at any time prior to the expiration time by delivering a written notice of withdrawal to the exchange agent in accordance with the procedures described under “The Exchange Offer-Withdrawal of Tenders.”

Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, some of which we may waive. The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. We reserve the right to amend or terminate the exchange offer at any time prior to the expiration time if any condition to the exchange offer is not satisfied. See “The Exchange Offer-Conditions to the Exchange Offer.”

Acceptance of Original Notes and Delivery of Exchange Notes
Subject to satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept any and all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. See “The Exchange Offer-Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

Resales of Exchange Notes
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you acquire the exchange notes in the ordinary course of your business;

•     you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

• you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;
• you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

• if you are a broker-dealer, (i) you receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act.

Our belief is based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties. The staff of the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability. See “The Exchange Offer-Resales of the Exchange Notes.”

Broker-Dealer Prospectus Delivery Requirements
Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. See “Plan of Distribution.”

Consequences of Failure to Exchange Your Original Notes
If you do not exchange your original notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer set forth in the indenture and the legend on the original notes. In general, the original notes may not be offered, resold or otherwise transferred unless they are registered under the Securities Act or offered or sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. If a substantial amount of the original notes is tendered and accepted for exchange, the liquidity and trading market for the original notes that you continue to own may be significantly limited. See “The Exchange Offer-Consequences of Failure to Exchange Original Notes.”

Registration Rights Agreement
We are making the exchange offer to satisfy our obligations under the registration rights agreement. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Certain U.S. Federal Income Tax Consequences	The exchange of your original notes for exchange notes will not be a taxable event for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Dissenters’ Rights	Holders do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank National Association is serving as the exchange agent for the exchange offer. See “The Exchange Offer-Exchange Agent.”

Use of Proceeds	We will receive no proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

The Exchange Notes

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. This summary describes the principal terms of the exchange notes, certain of which are subject to important limitations and exceptions. For a more complete understanding of the exchange notes, please refer to the section of this prospectus entitled “Description of Notes.” In this section of the prospectus, unless otherwise indicated or required by the context, the terms “we,” “our,” “us,” the “Company,” and “Scotts” refer only to The Scotts Miracle-Gro Company and not any subsidiaries of The Scotts Miracle-Gro Company.

Issuer	The Scotts Miracle-Gro Company.

Notes Offered	$250 million aggregate principal amount of 5.250% Senior Notes due 2026 (the “exchange notes”).

Maturity	December 15, 2026.

Interest
The exchange notes will bear interest at a rate of 5.250% per annum. Interest on the exchange notes will be payable semi-annually in cash in arrears on each June 15 and December 15, commencing on June 15, 2017.

Optional Redemption
At any time prior to December 15, 2019, the Company may on one or more occasions redeem up to 35% of the notes with the net cash proceeds of certain equity offerings at the redemption price, plus accrued and unpaid interest at the date of redemption, as set forth under “Description of Notes-Optional Redemption.”

At any time prior to December 15, 2021, the Company may redeem the notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest to the date of redemption, as set forth under “Description of Notes-Optional Redemption.” On and after December 15, 2021, the Company may redeem the notes, in whole or in part, at the redemption prices plus accrued and unpaid interest to the date of redemption, as set forth under “Description of Notes-Optional Redemption.”

Change of Control
If we experience specific kinds of changes of control and we have not previously exercised our right to redeem all of the outstanding notes as described under “Description of Notes-Optional Redemption,” we will be required to make an offer to purchase all of the notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase, as set forth under “Description of Notes-Change of Control.”

Guarantees
The exchange notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of our subsidiaries that have guaranteed the original notes. Our non-guarantor subsidiaries generated 19.4% of our consolidated net sales and 5.5% of our consolidated net income for the fiscal year ended September 30, 2016 and accounted for 24.9% of our consolidated assets and 23.8% of our consolidated liabilities as of December 31, 2016.

Ranking
The exchange notes and the guarantees of the exchange notes will be our and our subsidiary guarantors’ unsecured senior obligations and will: (i) rank equally in right of payment with all our and our subsidiary guarantors’ existing and future senior indebtedness; (ii) rank senior in right of payment to all our and our subsidiary guarantors’ existing and future subordinated indebtedness; and (iii) be effectively subordinated to all our and our subsidiary guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, including our fourth amended and restated senior secured credit agreement dated October 29, 2015 (the “senior secured credit agreement”). The senior secured credit agreement provides us and certain of our subsidiaries with five-year senior secured loan facilities in the aggregate principal amount of $1.9 billion, comprised of a revolving credit facility of $1.6 billion (the “senior secured revolving credit facility”) and a term loan in the original principal amount of $300 million. The exchange notes will be structurally subordinated to the liabilities of any of our subsidiaries that do not guarantee the exchange notes.

Certain Covenants	The indenture governing the notes includes, among other things, covenants that restrict our ability and the ability of our restricted subsidiaries to:

• incur additional indebtedness and issue certain preferred shares;
• make certain distributions, investments and other restricted payments;
• sell certain assets;
• agree to restrictions on the ability of our restricted subsidiaries to make payments to us;
• create liens and enter into sale-leaseback transactions;
• merge, consolidate or sell substantially all of our assets; and
• enter into certain transactions with affiliates.

These covenants are subject to important exceptions and qualifications that are described under “Description of Notes-Certain Covenants.”

If the notes receive an investment grade rating by both Moody’s and Standard & Poor’s and no default or event of default has occurred and is continuing, then our obligation to comply with certain of these covenants will be suspended. See “Description of Notes-Certain Covenants.”

Absence of an Established Trading Market
The exchange notes will be a new class of securities for which no public market currently exists. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for their quotation on any automated dealer quotation system. We cannot assure you that any active or liquid market for the exchange notes will develop or be maintained.

Book-Entry Form
The exchange notes will be issued in book-entry form and will be represented by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, DTC, as depositary. Beneficial interests in the exchange notes will be shown on, and transfers of the exchange notes will be effected only through, records maintained in book-entry form by DTC and its participants.

Trustee	U.S. Bank National Association

Risk Factors
You should carefully consider all of the information contained and incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. See “Risk Factors” for a discussion of certain risks you should consider in making your investment decision.

RISK FACTORS

You should carefully consider the risks described below, as well as the other information contained in this prospectus or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. The occurrence of any of the following risks could materially and adversely affect our business, financial condition, prospects, results of operations and cash flows, which in turn could adversely affect our ability to repay the notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially adversely affect our business, financial condition, prospects, results of operations and cash flows. Any of these risks could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus and presented elsewhere by management from time to time.

Risks Related to the Exchange Notes and the Exchange Offer

You may not be able to sell your original notes if you do not exchange them for exchange notes in the exchange offer.

If you do not exchange your original notes for exchange notes in the exchange offer, your original notes will continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, you may not offer, resell or otherwise transfer the original notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the registration requirements of the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the original notes that are not exchanged in the exchange offer under the Securities Act or any state securities laws.

Holders of the original notes who do not tender their original notes will generally have no further registration rights under the registration rights agreement.

Once the exchange offer is consummated, holders who do not tender their original notes will not, except in limited circumstances, have any further registration rights under the registration rights agreement. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

The market for the original notes may be significantly limited after the exchange offer, and you may be unable to sell your original notes after the exchange offer.

If a substantial amount of the original notes is tendered and accepted for exchange in the exchange offer, the trading market for the original notes that remain outstanding may be significantly limited. As a result, the liquidity of the original notes not tendered for exchange could be adversely affected. The extent of the market for the original notes and the availability of price quotations for the original notes will depend upon a number of factors, including the number of holders and the amount of original notes remaining outstanding and the interest of securities firms in maintaining a market in the original notes. If a substantially smaller amount of original notes remains outstanding after the exchange offer, the trading price for such remaining original notes may decline and become more volatile.

If you fail to follow the exchange offer procedures, your original notes may not be accepted for exchange, and if your original notes are not accepted for exchange, they will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

We are not required to accept your original notes for exchange if you do not comply with all of the exchange offer procedures. We are required to issue exchange notes in the exchange offer only upon satisfaction of the procedures described under “The Exchange Offer-Procedures for Tendering Original Notes.” Therefore, if you wish to tender your original notes, please carefully review the exchange offer procedures and allow sufficient time to ensure timely satisfaction of all such procedures. If we do not receive all required documentation at or prior to the expiration time, or if there are defects or irregularities with respect to your tender of original notes for exchange, we may not accept your original notes for exchange. Neither we nor the exchange agent are obligated to extend the expiration time or notify you of any defects or irregularities with respect to your tender of original notes for exchange.

We have the right to waive any defects or irregularities, but we are not obligated to do so. If we do not accept your original notes for exchange, your original notes will continue to be subject to their existing transfer restrictions and you may be unable to sell them.

Some holders who participate in the exchange offer must deliver a prospectus in connection with any resales of their exchange notes.

Based on interpretations of the staff of the SEC contained in several no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, assuming the truth of certain representations required to be made by you as described under “The Exchange Offer-Procedures for Tendering Original Notes.” If you do not meet these requirements, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act whenever it sells any exchange notes it receives in the exchange offer.

Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Our indebtedness could limit our flexibility, adversely affect our financial condition and prevent us from making payments on the notes. The terms of our senior secured credit agreement and the indentures governing the notes and our 6.000% senior notes due 2023 (the “2023 notes”) impose significant operating and financial restrictions on us and our subsidiaries, which could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities.

As December 31, 2016, we had $1,728.2 million of debt outstanding (excluding $25.9 million of letters of credit outstanding) and $845.6 million of debt was available to be borrowed under our senior secured revolving credit facility. Our inability to meet restrictive financial and non-financial covenants associated with our senior secured credit agreement and the indentures governing the notes and the 2023 notes, or to generate sufficient cash flow to repay maturing debt, could adversely affect our financial condition. For example, our debt level could:

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	make us more vulnerable to general adverse economic and industry conditions;

•
require us to dedicate a substantial portion of cash flows from operating activities to payments on our indebtedness, which would reduce the cash flows available to fund working capital, capital expenditures, advertising, research and development efforts and other general corporate requirements;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit our ability to borrow additional funds;

•
expose us to risks inherent in interest rate fluctuations because some of our borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

Our ability to make payments on and to refinance our indebtedness, fund planned capital expenditures and acquisitions, pay dividends and make repurchases of our common shares will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operating activities or that future borrowings will be available to us under our senior secured credit agreement in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

Our senior secured credit agreement and the indentures governing the notes and the 2023 notes contain restrictive covenants and cross-default provisions. In addition, our senior secured credit agreement requires us to maintain specified financial ratios. Our ability to comply with those covenants and satisfy those financial ratios can be affected by events beyond our control, including prevailing economic, financial and industry conditions. A breach of any of those financial ratio covenants or other covenants could result in a default. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, and could cease making further loans and institute foreclosure proceedings against our assets. Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreement or a default under the indentures governing the notes and the 2023 notes that is not waived by the required lenders and the holders, respectively, and the remedies sought by the required lenders and the holders, respectively, could render us unable to pay the principal and interest on the notes and substantially decrease the market value of the notes. See “Description of Certain Other Indebtedness” and “Description of Notes.”

Subject to compliance with certain covenants under our senior secured credit agreement and the indentures governing the notes and the 2023 notes, we may incur additional debt in the future. If we incur additional debt, the risks described above could intensify.

Our senior secured credit agreement and the indentures governing the notes and the 2023 notes impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

Our senior secured credit agreement and the indentures governing the notes and the 2023 notes contain affirmative and negative covenants that restrict, among other things, our and our restricted subsidiaries’ ability to:

•	incur additional debt or issue our preferred stock;

•	in the case of the senior secured credit agreement, pay dividends or make distributions to our stockholders;

•	in the case of the senior secured credit agreement, repurchase or redeem our capital stock;

•	make investments;

•	in the case of the indentures governing the notes and the 2023 notes, incur liens without granting equal and ratable liens to the holders of the notes or the 2023 notes, as applicable;

•	enter into transactions with our stockholders and affiliates;

•	sell certain assets;

•	acquire the assets of, or merge or consolidate with, other companies; and

•	incur restrictions on the ability of our subsidiaries to make distributions or transfer assets to us.

As a result of these covenants, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing that is necessary for us to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and the holders and/or amend the covenants.

The notes and the guarantees will be unsecured.

The notes and the guarantees will not be secured by any of our or our subsidiaries’ assets. The indenture governing the notes permits us and our subsidiaries to incur secured debt, including pursuant to our senior secured credit agreement and other forms of secured debt. As a result, the notes and the guarantees will be effectively subordinated to all of our and the subsidiary guarantors’ secured obligations to the extent of the value of the assets securing such obligations. As of December 31, 2016, we had total secured debt of $1,013.5 million (excluding $25.9 million of letters of credit outstanding), and $845.6 million of additional secured debt was available to be borrowed under our senior secured revolving credit facility.

In the event that the Company or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, creditors whose debt is secured by assets of the Company or such subsidiary guarantor will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the notes, and holders of the notes may receive less, ratably, than holders of our secured indebtedness.

Not all of our subsidiaries guarantee our obligations under the notes, and the assets of the non-guarantor subsidiaries may not be available to make payments on the notes.

Our present and future foreign subsidiaries and certain of our domestic subsidiaries will not be guarantors of the notes. Payments on the notes are only required to be made by the guarantors and us. As a result, no payments are required to be made from the assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a guarantor. Our non-guarantor subsidiaries generated 19.4% of our total net sales and 5.5% of our consolidated net income for the fiscal year ended September 30, 2016 and accounted for 24.9% of our consolidated assets and 23.8% of our consolidated liabilities as of December 31, 2016. As of December 31, 2016, the notes and the guarantees were structurally subordinated to $131.2 million of indebtedness of the non-guarantor subsidiaries.

In the event of a bankruptcy, insolvency, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness, including their trade creditors and other obligations, will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to all the liabilities of the non-guarantor subsidiaries.

If the notes are rated investment grade at any time by both Moody’s and Standard & Poor’s and there is no default or event of default occurring or continuing, most of the restrictive covenants and corresponding events of default contained in the indenture governing the notes will be suspended.

If, at any time, the notes receive an investment grade rating from both Moody’s Investors Service and Standard & Poor’s Ratings Services and there is no event of default occurring or continuing, we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture. Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later fall below these thresholds or in certain other circumstances. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, holders of the notes will have less credit protection than at the time the notes are issued.

The notes and the guarantees of the notes may not be enforceable because of fraudulent conveyance laws.

The notes and the guarantees of the notes may be subject to review under federal bankruptcy laws or relevant state fraudulent conveyance or fraudulent transfer laws in an action commenced by us or a subsidiary guarantor (as debtors-in-possession), any bankruptcy trustee that has been appointed in a bankruptcy case, or by or on behalf of our creditors or the creditors of one or more subsidiary guarantor. Generally, under these laws, if in such an action or case a court were to find that at the time we issued the notes or one of our subsidiaries issued a guarantee of the notes:

•	we issued the notes or such subsidiary issued a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•
we or such subsidiary guarantor received less than reasonably equivalent value or fair consideration for issuing the notes or a guarantee of the notes, as the case may be, and we or such subsidiary guarantor:

•	were insolvent or were rendered insolvent by reason of the issuance of the notes or such guarantee,

•
were engaged, or were about to engage, in a business or transaction for which our or such subsidiary guarantor’s remaining assets constituted unreasonably small capital to carry on our or such subsidiary guarantor’s business, or

•
intended to incur, or believed that we or such subsidiary guarantor would incur, indebtedness or other obligations beyond the ability to pay such indebtedness or obligations as they matured (as all of the foregoing terms are defined in, or interpreted under, the relevant fraudulent transfer or conveyance statutes);

then the court could void the notes or such guarantee, as the case may be, subordinate the amounts owing under the notes or such guarantee to our presently existing or future indebtedness, or take other actions detrimental to you.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that we or a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for the notes or its subsidiary guarantee to the extent we or such subsidiary guarantor did not obtain a reasonably equivalent benefit from the issuance of the notes.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding, such that we cannot assure you which standard a court would apply in determining whether we or a subsidiary guarantor was “insolvent” at the relevant time or that, regardless of the method of valuation, a court would not determine that we or a subsidiary guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not we or a subsidiary guarantor was insolvent on the date the notes or subsidiary guarantee was issued, that payments to holders of the notes constituted preferences, fraudulent transfers or conveyances on other grounds. Generally, a company would be considered insolvent if, at the time it incurred indebtedness or issued a guarantee:

•	it could not pay its debts or contingent liabilities as they become due;

•	the sum of its debts (including contingent liabilities) was greater than its assets, at fair valuation; or

•
the present fair saleable value of its assets was less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and mature.

If a note or subsidiary guarantee is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against us or such subsidiary guarantor. In addition, bankruptcy or similar laws may also apply to the avoidance of any subsidiary guarantee granted in the future by any of our subsidiaries pursuant to the indenture governing the notes, which are subject to the risk of being declared an avoidable preference to the extent they are issued after the date the notes are issued.

Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent conveyance. However, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each subsidiary guarantor. Moreover, this provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent conveyance laws; in a Florida bankruptcy case, which was reversed by a district court on other grounds and then reinstated by the applicable circuit court of appeals, this kind of provision was found to be ineffective to protect the guarantees. There is a possibility that the entire guarantee may be set aside, in which case the entire liability may be extinguished.

To the extent a court voids a subsidiary guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of the notes would cease to have a direct claim against the subsidiary guarantor that delivered the subsidiary guarantee and would be creditors solely of us and, if applicable, of any other subsidiary guarantor under the relevant subsidiary guarantees that have not been declared void. In the event that any subsidiary guarantee is declared invalid or unenforceable, in whole or in part, the notes would be, to the extent of such invalidity or unenforceability, effectively subordinated to all liabilities of the applicable subsidiary guarantor, and if we cannot satisfy our obligations under the notes or any subsidiary guarantee is found to be a preference, fraudulent transfer or conveyance or is otherwise set aside, we cannot assure you that we can ever repay in full any amounts outstanding under the notes.

We may not have sufficient funds or be permitted by our existing indebtedness to purchase notes upon a change of control.

If there is a change of control under the terms of the indenture governing the notes, each holder of notes may require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. However, we can provide no assurance that we will have or will be able to borrow sufficient funds at the time of any change of control to make the required repurchases of the notes, or that restrictions in our senior secured credit agreement or the documents governing our other indebtedness would permit us to make the required repurchases. Any failure by us to repurchase the notes upon a change of control would result in a default under the indenture governing the notes. In addition, a change of control may constitute an event of default under our senior secured credit agreement or the documents governing our other indebtedness, and the indenture governing our 2023 notes requires that the 2023 notes be repurchased or repaid upon the occurrence of certain kinds of change of control events. A default under our senior secured credit agreement or the documents governing our other indebtedness could result in a default under the indenture governing the notes if the lenders elect to accelerate the indebtedness under such documents. See “Description of Notes-Repurchase at the Option of Holders-Offer to Repurchase upon Change of Control.”

An active trading market for the exchange notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the exchange notes.

The exchange notes are a new issue of securities for which there is currently no active trading market. We do not intend to list the exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The liquidity of a trading market in the exchange notes, if any, and the future trading prices of the exchange notes will depend on many factors including:

•	prevailing interest rates;

•	the market for similar securities; and

•	other factors, including general economic conditions and our financial condition, performance and prospects.

In addition, the market for non-investment grade debt securities has historically been subject to disruptions that have caused price volatility independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the exchange notes will be subject to these kinds of disruptions. Accordingly, declines in the liquidity and market price of the exchange notes may occur independent of our operating and financial performance. We can provide no assurances that an active trading market for the exchange notes will develop or be maintained. If an active trading market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. In that case, a holder of exchange notes may not be able to sell its exchange notes at a particular time or at a favorable price.

The initial purchasers of the original notes have advised us that they intend to make a market in the exchange notes, but they are not obligated to do so. The initial purchasers may also discontinue market making activities at any time for any or no reason, without notice, which could further negatively impact the ability of a holder of notes to sell its exchange notes or the prevailing market price at the time it chooses to sell.

The value of the exchange notes may be subject to substantial volatility.

A real or perceived economic downturn or higher interest rates could cause a decline in the value of, or otherwise negatively impact the market for, the exchange notes. Because an active trading market may not develop for the exchange notes, it may be more difficult to sell and accurately value the exchange notes. In addition, the market for high-yield notes can experience sudden and sharp price swings, which may impact the valuation of the exchange notes and may be further exacerbated by large or sustained sales by major investors in the exchange notes, a high-profile default by another issuer or a change in the market for high-yield notes.

Changes in credit ratings issued by nationally recognized statistical rating organizations (NRSROs) could adversely affect our cost of financing and the market price of the notes.

NRSROs rate the notes based on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by NRSROs can include maintaining, upgrading or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of the notes or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of the notes.

Risks Related to Our Business

Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase our costs of doing business or limit our ability to market all of our products.

Local, state, federal and foreign laws and regulations relating to environmental matters affect us in several ways. In the United States, all products containing pesticides must comply with the Federal Insecticide, Fungicide, and Rodenticide Act of 1947, as amended (“FIFRA”) and most must be registered with the U.S. Environmental Protection Agency (the “U.S. EPA”) and similar state agencies before they can be sold or distributed. Our inability to obtain or maintain such compliance, or the cancellation of any such registration of our products, could have an adverse effect on our business, the severity of which would depend on such matters as the products involved, whether another product could be substituted and whether our competitors were similarly affected. We attempt to anticipate regulatory developments and maintain registrations of, and access to, substitute active ingredients, but there can be no assurance that we will be able to avoid or reduce these risks. In the European Union (the “EU”), the European Parliament has adopted various forms of regulation which may substantially restrict or eliminate our ability to market and sell certain of our consumer pesticide products in their current form in the EU. In addition, in Canada, regulations have been adopted by several provinces that substantially restrict our ability to market and sell certain of our consumer pesticide products.

Under the Food Quality Protection Act, enacted by the U.S. Congress in 1996, food-use pesticides are evaluated to determine whether there is reasonable certainty that no harm will result from the cumulative effects of pesticide exposures. Under this Act, the U.S. EPA is evaluating the cumulative and aggregate risks from dietary and non-dietary exposures to pesticides. The pesticides in our products, certain of which may be used on crops processed into various food products, are typically manufactured by independent third parties and continue to be evaluated by the U.S. EPA as part of this exposure risk assessment. The U.S. EPA or the third-party registrant may decide that a pesticide we use in our products will be limited or made unavailable to us. We cannot predict the outcome or the severity of the effect of these continuing evaluations.

In addition, the use of certain pesticide and fertilizer products is regulated by various local, state, federal and foreign environmental and public health agencies. These regulations may, among other things, ban the use of certain ingredients or require (i) that only certified or professional users apply the product, (ii) that certain products be used only on certain types of locations, (iii) users to post notices on properties to which products have been or will be applied, and (iv) require notification to individuals in the vicinity that products will be applied in the future. Even if we are able to comply with all such regulations and obtain all necessary registrations and licenses, we cannot provide assurance that our products, particularly pesticide products, will not cause injury to the environment or to people under all circumstances. The costs of compliance, remediation or products liability have adversely affected operating results in the past and could materially adversely affect future quarterly or annual operating results.

Our products and operations may be subject to increased regulatory and environmental scrutiny in jurisdictions in which we do business. For example, we are subject to regulations relating to our harvesting of peat for our growing media business which has come under increasing regulatory and environmental scrutiny. In the United States, state regulations frequently require us to limit our harvesting and to restore the property to an agreed-upon condition. In some locations, we have been required to create water retention ponds to control the sediment content of discharged water. In Canada and the United Kingdom, our peat extraction efforts are also the subject of regulation.

In addition to the regulations already described, local, state, federal and foreign agencies regulate the disposal, transport, handling and storage of waste, remediation of contaminated sites, air and water discharges from our facilities, and workplace health and safety.

Under certain environmental laws, we may be liable for the costs of investigation and remediation of the presence of certain regulated materials, as well as related costs of investigation and remediation of damage to natural resources, at various properties, including our current and former properties as well as offsite waste handling or disposal sites that we have used. Liability may be imposed upon us without regard to whether we knew of or caused the presence of such materials and, under certain circumstances, on a joint and several basis. There can be no assurances that the presence of such regulated materials at any such locations, or locations that we may acquire in the future, will not result in liability to us under such laws or expose us to third-party actions such as tort suits based on alleged conduct or environmental conditions.

The adequacy of our current non-FIFRA compliance-related environmental reserves and future provisions depends upon our operating in substantial compliance with applicable environmental and public health laws and regulations, as well as the assumptions that we have both identified all of the significant sites that must be remediated and that there are no significant conditions of potential contamination that are unknown to us. A significant change in the facts and circumstances surrounding these assumptions or in current enforcement policies or requirements, or a finding that we are not in substantial compliance with applicable environmental and public health laws and regulations, could have a material adverse effect on future environmental capital expenditures and other environmental expenses, as well as our financial condition, results of operations and cash flows.

Damage to our reputation could have an adverse effect on our business.

Maintaining our strong reputation with both consumers and our retail customers is a key component in our success. Product recalls, our inability to ship, sell or transport affected products and governmental investigations may harm our reputation and acceptance of our products by consumers and our retail customers, which may materially and adversely affect our business operations, decrease sales and increase costs.

In addition, perceptions that the products we produce and market are not safe could adversely affect us and contribute to the risk we will be subjected to legal action. We manufacture and market a variety of products, such as fertilizers, growing media, herbicides and pesticides. On occasion, allegations are made that some of our products have failed to perform up to expectations or have caused damage or injury to individuals or property. Based on reports of contamination at a third-party supplier’s vermiculite mine, the public may perceive that some of our products manufactured in the past using vermiculite are or may be contaminated. Public perception that our products are not safe, whether justified or not, could impair our reputation, involve us in litigation, damage our brand names and have a material adverse effect on our business.

Certain of our products may be purchased for use in new and emerging industries that are subject to inconsistent and rapidly changing laws and regulations and consumer perception.

Certain of our products may be purchased for use in new and emerging industries that may not grow or achieve market acceptance as rapidly as we expect.  The demand for such products may be negatively impacted if these industries grow more slowly than we expect.  In addition, certain of our products, including, for example, our hydroponic gardening products, may be purchased for use in industries or segments that are subject to inconsistent and rapidly changing laws and regulations with evolving consumer perceptions. The demand for such products may be negatively impacted if the laws, regulations and consumer perceptions applicable to such industries evolve in a manner that adversely affects the industries.  We cannot predict the nature of any future laws, regulations, administrative policies and consumer perceptions applicable to the industries in which our products are used, nor can we determine what effect, if any, such additional laws, regulations, administrative policies and consumer perceptions could have on our business.

Our marketing activities may not be successful.

We invest substantial resources in advertising, consumer promotions and other marketing activities to maintain, extend and expand our brand image. There can be no assurances that our marketing strategies will be effective or that the amount we invest in advertising activities will result in a corresponding increase in sales of our products. If our marketing initiatives are not successful, we will have incurred significant expenses without the benefit of higher revenues.

Our success depends upon the retention and availability of key personnel and the effective succession of senior management.

Our success largely depends on the performance of our management team and other key personnel. Our future operations could be harmed if we are unable to attract and retain talented, highly qualified senior executives and other key personnel. In addition, if we are unable to effectively provide for the succession of senior management, including our chief executive officer, our business, prospects, results of operations, financial condition and cash flows may be materially adversely affected.

Disruptions in availability or increases in the prices of raw materials or fuel could adversely affect our results of operations.

We source many of our commodities and other raw materials on a global basis. The general availability and price of those raw materials can be affected by numerous forces beyond our control, including political instability, trade restrictions and other government regulations, duties and tariffs, price controls, changes in currency exchange rates and weather.

A significant disruption in the availability of any of our key raw materials could negatively impact our business. In addition, increases in the prices of key commodities and other raw materials could adversely affect our ability to manage our cost structure.

Market conditions may limit our ability to raise selling prices to offset increases in our raw material costs. Our proprietary technologies can limit our ability to locate or utilize alternative inputs for certain products. For certain inputs, new sources of supply may have to be qualified under regulatory standards, which can require additional investment and delay bringing a product to market.

We utilize hedge agreements periodically to fix the prices of a portion of our urea and fuel needs. The hedge agreements are designed to mitigate the earnings and cash flow fluctuations associated with the costs of urea and fuel. In periods of declining urea and fuel prices, utilizing hedge agreements may effectively increase our expenditures for these raw materials.

Our hedging arrangements expose us to certain counterparty risks.

In addition to commodity hedge agreements, we utilize interest rate swap agreements to hedge our variable interest rate exposure on debt instruments as well as foreign currency forward contracts to manage the exchange rate risk associated with certain intercompany loans with foreign subsidiaries. Utilizing these hedge agreements exposes us to certain counterparty risks. The failure of one or more of these counterparties to fulfill their obligations under the hedge agreements, whether as a result of weakening financial stability or otherwise, could adversely affect our financial condition, results of operations or cash flows.

Economic conditions could adversely affect our business.

Uncertain global economic conditions could adversely affect our business. Negative global economic trends, such as decreased consumer and business spending, high unemployment levels, reduced rates of home ownership and housing starts, high foreclosure rates and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Although we continue to devote significant resources to support our brands, unfavorable economic conditions may negatively affect consumer demand for our products. Consumers may reduce discretionary spending during periods of economic uncertainty, which could reduce sales volumes of our products or result in a shift in our product mix from higher margin to lower margin products.

The highly competitive nature of our markets could adversely affect our ability to maintain or grow revenues.

Each of our operating segments participates in markets that are highly competitive. Our products compete against national and regional products and private label products produced by various suppliers. Many of our competitors sell their products at prices lower than ours. Our most price sensitive customers may trade down to lower priced products during challenging economic times or if current economic conditions worsen. We compete primarily on the basis of product innovation, product quality, product performance, value, brand strength, supply chain competency, field sales support, in-store sales support, the strength of our relationships with major retailers and advertising. Some of our competitors have significant financial resources. The strong competition that we face in all of our markets may prevent us from achieving our revenue goals, which may have a material adverse effect on our financial condition, results of operations and cash flows. Our inability to continue to develop and grow brands with leading market positions, maintain our relationships with key retailers and deliver high quality products on a reliable basis at competitive prices could have a material adverse effect on our business.

We may not successfully develop new product lines and products or improve existing product lines and products or maintain our effectiveness in reaching consumers through rapidly evolving communication vehicles.

Our future success depends, in part, upon our ability to improve our existing product lines and products and to develop, manufacture and market new product lines and products to meet evolving consumer needs, as well as our ability to leverage new mediums such as digital media and social networks to reach existing and potential consumers. We cannot be certain that we will be successful in developing, manufacturing and marketing new product lines and products or product innovations which satisfy consumer needs or achieve market acceptance, or that we will develop, manufacture and market new product lines and products or product innovations in a timely manner. If we fail to successfully develop, manufacture and market new product lines and products or product innovations, or if we fail to reach existing and potential consumers, our ability to maintain or grow our market share may be adversely affected, which in turn could materially adversely affect our business, financial condition and results of operations. In addition, the development and introduction of new product lines and products and product innovations require substantial research, development and marketing expenditures, which we may be unable to recoup if such new product lines, products or innovations do not achieve market acceptance.

Many of the products we manufacture and market contain active ingredients that are subject to regulatory approval. The need to obtain such approval could delay the launch of new products or product innovations that contain active ingredients or otherwise prevent us from developing and manufacturing certain products and product innovations.

Our ongoing investment in new product lines and products and technologies is inherently risky, and could disrupt our ongoing businesses.

We have invested and expect to continue to invest in new product lines, products, and technologies. Such endeavors may involve significant risks and uncertainties, including distraction of management from current operations, insufficient revenues to offset liabilities assumed and expenses associated with these new investments, inadequate return of capital on our investments, and unidentified issues not discovered in our due diligence of such strategies and offerings. Because these new ventures are inherently risky, no assurance can be given that such strategies and offerings will be successful and will not adversely affect our reputation, financial condition, and operating results.

Because of the concentration of our sales to a small number of retail customers, the loss of one or more of, or a significant reduction in orders from, our top customers could adversely affect our financial results.

Our top three retail customers together accounted for 61% of our fiscal 2016 net sales and 56% of our outstanding accounts receivable as of September 30, 2016. The loss of, or reduction in orders from, our top three retail customers, Home Depot, Lowe’s, and Walmart, or any other significant customer could have a material adverse effect on our business, financial condition, results of operations and cash flows, as could customer disputes regarding shipments, fees, merchandise condition or related matters. Our inability to collect accounts receivable from one of our major customers, or a significant deterioration in the financial condition of one of these customers, including a bankruptcy filing or a liquidation, could also have a material adverse effect on our financial condition, results of operations and cash flows.

We do not have long-term sales agreements with, or other contractual assurances as to future sales to, any of our major retail customers. In addition, continued consolidation in the retail industry has resulted in an increasingly concentrated retail base, and as a result, we are significantly dependent upon sales to key retailers who have significant bargaining strength. To the extent such concentration continues to occur, our net sales and income from operations may be increasingly sensitive to deterioration in the financial condition of, or other adverse developments involving our relationship with, one or more of our key customers. In addition, our business may be negatively affected by changes in the policies of our retailers, such as inventory destocking, limitations on access to shelf space, price demands and other conditions.

Our reliance on third-party manufacturers could harm our business.

We rely on third-party service providers to manufacture certain of our products. This reliance generates a number of risks, including decreased control over the production process, which could lead to production delays or interruptions and inferior product quality control. In addition, performance problems at these third-party providers could lead to cost overruns, shortages or other problems, which could increase our costs of production or result in delivery delays to our customers.

If one or more of our third-party manufacturers becomes insolvent or unwilling to continue to manufacture products of acceptable quality, at acceptable costs, in a timely manner, our ability to deliver products to our retail customers could be significantly impaired. Substitute manufacturers might not be available or, if available, might be unwilling or unable to manufacture the products we need on acceptable terms. Moreover, if customer demand for our products increases, we may be unable to secure sufficient additional capacity from our current third-party manufacturers, or others, on commercially reasonable terms, or at all.

Our reliance on a limited base of suppliers may result in disruptions to our business and adversely affect our financial results.

Although we continue to implement risk-mitigation strategies for single-source suppliers, we rely on a limited number of suppliers for certain of our raw materials, product components and other necessary supplies, including certain active ingredients used in our products. If we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, or if any of our key suppliers becomes insolvent or experience other financial distress, we could experience disruptions in production, which could have a material adverse effect on our financial condition, results of operations and cash flows.

A significant interruption in the operation of our or our suppliers’ facilities could impact our capacity to produce products and service our customers, which could adversely affect revenues and earnings.

Operations at our and our suppliers’ facilities are subject to disruption for a variety of reasons, including fire, flooding or other natural disasters, disease outbreaks or pandemics, acts of war, terrorism, government shut-downs and work stoppages. A significant interruption in the operation of our or our suppliers’ facilities could significantly impact our capacity to produce products and service our customers in a timely manner, which could have a material adverse effect on our revenues, earnings and financial position. This is especially true for those products that we manufacture at a limited number of facilities, such as our fertilizer and liquid products in both the United States and Europe.

Climate change and unfavorable weather conditions could adversely impact financial results.

The issue of climate change is receiving ever increasing attention worldwide. The possible effects, as described in various public accounts, could include changes in rainfall patterns, water shortages, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations and the supply and demand for our fertilizer, garden soils and pesticide products. In addition, fluctuating climatic conditions may result in unpredictable modifications in the manner in which consumers garden or their attitudes towards gardening, making it more difficult for us to provide appropriate products to appropriate markets in time to meet consumer demand. Because of the uncertainty of weather volatility related to climate change and any resulting unfavorable weather conditions, we cannot predict its potential impact on our financial condition, results of operations and cash flows.

Our postretirement-related costs and funding requirements could increase as a result of volatility in the financial markets, changes in interest rates and actuarial assumptions.

We sponsor a number of defined benefit pension plans associated with our U.S. and international businesses, as well as a postretirement medical plan in the United States for certain retired associates and their dependents. The performance of the financial markets and changes in interest rates impact the funded status of these plans and cause volatility in our postretirement-related costs and future funding requirements. If the financial markets do not provide the expected long-term returns on invested assets, we could be required to make significant pension contributions. Additionally, changes in interest rates and legislation enacted by governmental authorities can impact the timing and amounts of contribution requirements.

We utilize third-party actuaries to evaluate assumptions used in determining projected benefit obligations and the fair value of plan assets for our pension and other postretirement benefit plans. In the event we determine that our assumptions should be revised, such as the discount rate, the expected long-term rate or expected return on assets, our future pension and postretirement benefit expenses could increase or decrease. The assumptions we use may differ from actual results, which could have a significant impact on our pension and postretirement liabilities and related costs and funding requirements.

Our international operations make us susceptible to the costs and risks associated with operating internationally.

We currently operate manufacturing, sales and service facilities outside of the United States, particularly in Canada, France, the United Kingdom and Germany. In fiscal 2016, sales outside of the United States accounted for 18% of our total net sales. Accordingly, we are subject to risks associated with operating in foreign countries, including:

•	fluctuations in currency exchange rates;

•	limitations on the remittance of dividends and other payments by foreign subsidiaries;

•	additional costs of compliance with local regulations;

•	historically, in certain countries, higher rates of inflation than in the United States;

•	changes in the economic conditions or consumer preferences or demand for our products in these markets;

•	restrictive actions by multi-national governing bodies, foreign governments or subdivisions thereof;

•	changes in foreign labor laws and regulations affecting our ability to hire and retain employees;

•	changes in U.S. and foreign laws regarding trade and investment;

•	less robust protection of our intellectual property under foreign laws; and

•	difficulty in obtaining distribution and support for our products.

In addition, our operations outside the United States are subject to the risk of new and different legal and regulatory requirements in local jurisdictions, potential difficulties in staffing and managing local operations and potentially adverse tax consequences. The costs associated with operating our international business could adversely affect our results of operations, financial condition and cash flows in the future.

Unanticipated changes in our tax provisions, the adoption of new tax legislation or exposure to additional tax liabilities could affect our profitability and cash flows.

We are subject to income and other taxes in the United States federal jurisdiction and various local, state and foreign jurisdictions. Our effective tax rate in the future could be adversely affected by changes to our operating structure, changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets (such as net operating losses and tax credits) and liabilities, changes in tax laws and the discovery of new information in the course of our tax return preparation process. In particular, the carrying value of deferred tax assets, which are predominantly related to our operations in the United States, is dependent on our ability to generate future taxable income of the appropriate character in the relevant jurisdiction.

From time to time, tax proposals are introduced or considered by the U.S. Congress or the legislative bodies in local, state and foreign jurisdictions that could also affect our tax rate, the carrying value of our deferred tax assets, or our tax liabilities. Our tax liabilities are also affected by the amounts we charge for inventory, services, licenses, funding and other items in intercompany transactions. We are subject to ongoing tax audits in various jurisdictions. In connection with these audits (or future audits), tax authorities may disagree with our intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. We regularly assess the likely outcomes of our audits in order to determine the appropriateness of our tax provision. As a result, the ultimate resolution of our tax audits, changes in tax laws or tax rates, and the ability to utilize our deferred tax assets could materially affect our tax provision, net income and cash flows in future periods.

Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber attack.

We rely on information technology systems in order to conduct business, including communicating with employees and our key retail customers, ordering and managing materials from suppliers, shipping products to retail customers and analyzing and reporting results of operations. While we have taken steps to ensure the security of our information technology systems, our systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If our information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, our ability to communicate internally as well as with our retail customers could be significantly impaired, which may adversely impact our business. Additionally, an operational failure or breach of security from increasingly sophisticated cyber threats could lead to the loss or disclosure of both our and our retail customers’ financial, product, and other confidential information, as well as personally identifiable information about our employees or customers, result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation.

We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business.

Our ability to compete effectively depends in part on our rights to service marks, trademarks, tradenames and other intellectual property rights we own or license, particularly our registered brand names and issued patents. We have not sought to register every one of our marks either in the United States or in every country in which such mark is used. Furthermore, because of the differences in foreign trademark, patent and other intellectual property or proprietary rights laws, we may not receive the same protection in other countries as we would in the United States with respect to the registered brand names and issued patents we hold. If we are unable to protect our intellectual property, proprietary information and/or brand names, we could suffer a material adverse effect on our business, financial condition and results of operations.

Litigation may be necessary to enforce our intellectual property rights and protect our proprietary information, or to defend against claims by third parties that our products or services infringe their intellectual property rights. Any litigation or claims brought by or against us could result in substantial costs and diversion of our resources. A successful claim of trademark, patent or other intellectual property infringement against us, or any other successful challenge to the use of our intellectual property, could subject us to damages or prevent us from providing certain products or services, or providing certain products or services under our recognized brand names, which could have a material adverse effect on our business, financial condition and results of operations.

In the event of termination of the Marketing Agreement for consumer Roundup products, we would lose a substantial source of future earnings and overhead expense absorption.

If we were to (i) become insolvent, (ii) commit a material breach, material fraud or material misconduct under the Marketing Agreement, (iii) undergo certain events resulting in a change of control of the Company, or (iv) impermissibly assign or delegate our rights under the Marketing Agreement, Monsanto may have the right to terminate the Marketing Agreement without paying a termination fee. Monsanto may also be able to terminate the Marketing Agreement in the event of a change of control of Monsanto or a sale of the Roundup business, but would have to pay a termination fee to the Company. In the event the Marketing Agreement terminates, we would lose all, or a substantial portion, of the significant source of earnings and overhead expense absorption the Marketing Agreement provides.

Hagedorn Partnership, L.P. beneficially owns approximately 26% of our common shares and can significantly influence decisions that require the approval of shareholders.

Hagedorn Partnership, L.P. beneficially owned approximately 26% of our outstanding common shares on a fully diluted basis as of December 1, 2016. As a result, it has sufficient voting power to significantly influence the election of directors and the approval of other actions requiring the approval of our shareholders, including the entering into of certain business combination transactions. In addition, because of the percentage of ownership and voting concentration in Hagedorn Partnership, L.P., elections of our board of directors will generally be within the control of Hagedorn Partnership, L.P. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of our common shares and voting control presently lies with Hagedorn Partnership, L.P. As such, it would be difficult for shareholders to propose and have approved proposals not supported by Hagedorn Partnership, L.P. Hagedorn Partnership, L.P.’s interests could differ from, or be in conflict with, the interests of other shareholders.

While we have, over the past few years, increased the rate of cash dividends on, and engaged in repurchases of, our common shares, any future decisions to reduce or discontinue paying cash dividends to our shareholders or repurchasing our common shares pursuant to our previously announced repurchase program could cause the market price for our common shares to decline.

Our payment of quarterly cash dividends on and repurchase of our common shares pursuant to our stock repurchase program are subject to, among other things, our financial position and results of operations, available cash and cash flow, capital requirements, and other factors. We have, over the past few years, increased the rate of cash dividends on, and repurchases of, our common shares. In the fourth quarter of fiscal 2016, we increased the amount of our quarterly cash dividend by 6% to $0.50 per share and increased the current share repurchase authorization by $500 million. The total remaining share repurchase authorization as of December 31, 2016 is $811.0 million.

We may further increase or decrease the rate of cash dividends on, and the amount of repurchases of, our common shares in the future. Any reduction or discontinuance by us of the payment of quarterly cash dividends or repurchases of our common shares pursuant to our current share repurchase authorization program could cause the market price of our common shares to decline. Moreover, in the event our payment of quarterly cash dividends on or repurchases of our common shares are reduced or discontinued, our failure or inability to resume paying cash dividends or repurchasing common shares at historical levels could result in a lower market valuation of our common shares.

Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Acquisitions are an important element of our overall corporate strategy and use of capital, and these transactions could be material to our financial condition and results of operations. We expect to continue to evaluate and enter into discussions regarding a wide array of potential strategic transactions. The process of integrating an acquired company, business, or product has created, and will continue to create, unforeseen operating difficulties and expenditures. The areas where we face risks include:

•	Diversion of management time and focus from operating our business to acquisition integration challenges.

•	Failure to successfully further develop the acquired business or product lines.

•	Implementation or remediation of controls, procedures, and policies at the acquired company.

•	Integration of the acquired company’s accounting, human resources, and other administrative systems, and coordination of product, engineering, and sales and marketing functions.

•	Transition of operations, users, and customers onto our existing platforms.

•	Reliance on the expertise of our strategic partners with respect to market development, sales, local regulatory compliance and other operational matters.

•
Failure to obtain required approvals on a timely basis, if at all, from governmental authorities, or conditions placed upon approval, under competition and antitrust laws which could, among other things, delay or prevent us from completing a transaction, or otherwise restrict our ability to realize the expected financial or strategic goals of an acquisition.

•
In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries.

•	Cultural challenges associated with integrating employees from the acquired company into our organization, and retention of employees from the businesses we acquire.

•
Liability for or reputational harm from activities of the acquired company before the acquisition or from our strategic partners, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities.

•

•	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former shareholders, or other third parties.

Our failure to address these risks or other problems encountered in connection with our past or future acquisitions and investments or strategic alliances could cause us to fail to realize the anticipated benefits of such acquisitions, investments or alliances, incur unanticipated liabilities, and harm our business generally.

Our acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or impairment of goodwill and purchased long-lived assets, and restructuring charges, any of which could harm our financial condition or results of operations and cash flows. Also, the anticipated benefits of many of our acquisitions may not materialize.

A failure to dispose of assets or businesses in a timely manner may cause the results of the Company to suffer.

The Company evaluates as necessary the potential disposition of assets and businesses that may no longer help it meet its objectives. When the Company decides to sell assets or a business, it may encounter difficulty in finding buyers or alternative exit strategies on acceptable terms in a timely manner, which could delay the accomplishment of its strategic objectives. Alternatively, the Company may dispose of a business at a price or on terms that are less than it had anticipated. After reaching an agreement with a buyer or seller for the disposition of a business, the Company is subject to the satisfaction of pre-closing conditions, which may prevent the Company from completing the transaction. Dispositions may also involve continued financial involvement in the divested business, such as through continuing equity ownership, guarantees, indemnities or other financial obligations. Under these arrangements, performance by the divested businesses or other conditions outside the Company’s control could affect its future financial results.

We are involved in a number of legal proceedings and, while we cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect our business, financial condition, results of operations and cash flows.

We are involved in legal proceedings and are subject to investigations, inspections, audits, inquiries and similar actions by governmental authorities arising in the course of our business. Legal proceedings, in general, can be expensive and disruptive. Some of these suits may purport or may be determined to be class actions and/or involve parties seeking large and/or indeterminate amounts of damages, including punitive or exemplary damages, and may remain unresolved for several years.  For example, product liability claims challenging the safety of our products may also result in a decline in sales for a particular product and could damage the reputation or the value of related brands.

From time to time, the Company is also involved in legal proceedings as a plaintiff involving contract, intellectual property and other matters. We cannot predict with certainty the outcomes of these legal proceedings and other contingencies, and the costs incurred in litigation can be substantial, regardless of the outcome. Substantial unanticipated verdicts, fines and rulings do sometimes occur. As a result, we could from time to time incur judgments, enter into settlements or revise our expectations regarding the outcome of certain matters, and such developments could have a material adverse effect on our results of operations in the period in which the amounts are accrued and/or our cash flows in the period in which the amounts are paid. The outcome of some of these legal proceedings and other contingencies could require us to take, or refrain from taking, actions which could negatively affect our operations and, depending on the nature of the allegations, could negatively impact our reputation. Additionally, defending against these legal proceedings may involve significant expense and diversion of management’s attention and resources.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive an equal principal amount of the original notes. We will cancel all of the original notes that are tendered and accepted for exchange. Accordingly, no additional debt will result from the exchange offer. We have agreed to bear all expenses of the exchange offer.

We used the net proceeds from the private placement of the original notes to reduce borrowings under our senior secured revolving credit facility. Amounts repaid under our senior secured revolving credit facility may be reborrowed.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges, or the deficiency of earnings available to cover fixed charges, as appropriate, for each of the periods indicated:

	Three Months Ended		Fiscal Year Ended September 30,
(Dollars in thousands)	December 31, 2016	January 2, 2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	(3.2)	(4.8)	5.6	4.0	4.4	4.0	2.9

The ratio of earnings to fixed charges is determined by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes, fixed charges, amortization of capitalized interest, adjustments for non-controlling interests in consolidated subsidiaries, distributed earnings of equity investees and interest capitalized. Fixed charges consist of interest expense (including amortization of deferred financing and issuance costs related to indebtedness), interest expense and rental expense representative of interest factor. Losses were inadequate to cover fixed charges by (in millions): $84.3 for the three months ended December 31, 2016; $122.8 for the three months ended January 2, 2016. Due to the seasonal nature of our business, in which sales are heavily weighted to the spring and summer selling periods during our second and third fiscal quarters, we recognize losses in our first quarter.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2016 on an actual basis.

You should read this table in conjunction with our consolidated financial statements and the notes thereto and our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016, which are incorporated by reference in this prospectus.

As of December 31, 2016
Actual
(dollars in millions)
Cash and cash equivalents	$88.7
Long-term debt (including current portions):
Senior secured credit agreement-term loan(1)	$285.0
Senior secured credit agreement-senior secured revolving credit facility(1)(2)	728.5
6.000% senior notes due 2023	400.0
5.250% senior notes due 2026	250.0
Other	64.7
Total long-term debt (including current portions)	$1,728.2
Total shareholders’ equity	$592.2
Total capitalization	$2,320.4

(1)
Our senior secured credit agreement provides us with secured loan facilities in the aggregate principal amount of $1.9 billion, comprised of a senior secured revolving credit facility of $1.6 billion and a term loan in the original principal amount of $300 million.

(2)	The outstanding borrowings under our senior secured revolving credit facility as of December 31, 2016 exclude $25.9 million of letters of credit outstanding.

SELECTED CONSOLIDATED FINANCIAL DATA(1)

The following table sets forth selected consolidated financial data for the periods indicated. You should read the following summary consolidated financial data in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2016 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016, which are incorporated by reference in this prospectus. The summary consolidated financial data presented below as of and for the fiscal years ended September 30, 2016, 2015, 2014, 2013 and 2012 has been derived from our audited financial statements. The financial data for the three months ended December 31, 2016 and January 2, 2016 are derived from our unaudited condensed consolidated financial statements incorporated by reference herein. Given the seasonal nature of the lawn and garden category, we historically report a loss in our fiscal first quarter; therefore, operating results for the three months ended December 31, 2016 are not necessarily indicative of the results that may be expected for the entire fiscal year ending September 30, 2017.

		Year Ended September 30,
	2016	2015	2014	2013	2012
		(In millions, except per share amounts)
GAAP OPERATING RESULTS:
Net sales	$2,836.1	$2,728.0	$2,578.3	$2,515.9	$2,524.7
Gross profit	995.4	908.0	890.1	843.6	830.2
Income from operations	459.3	262.1	283.7	280.2	212.7
Income from continuing operations	253.3	137.8	145.5	140.2	93.0
Income (loss) from discontinued operations, net of tax	61.5	20.9	20.7	20.9	13.5
Net income	314.8	158.7	166.2	161.1	106.5
Net income attributable to controlling interest	315.3	159.8	166.5	161.1	106.5
NON-GAAP ADJUSTED OPERATING RESULTS(2):
Adjusted income from operations	$419.9	$352.1	$333.7	$300.5	$228.0
Adjusted income from continuing operations	241.1	196.3	185.4	153.4	104.7
Adjusted income attributable to controlling interest from continuing operations	241.6	197.4	185.7	153.4	104.7
Pro Forma Adjusted Earnings	232.6	219.3	206.3	172.6	123.3
FINANCIAL POSITION:
Working capital(3)	$398.6	$500.6	$373.4	$359.8	$555.2
Current ratio(3)	1.7	1.8	1.7	1.7	2.4
Property, plant and equipment, net	470.8	444.1	429.4	414.9	420.3
Total assets	2,808.8	2,527.2	2,058.3	1,937.1	2,074.4
Total debt to total book capitalization(4)	64.8%	65.1%	58.6%	44.4%	56.5%
Total debt	1,316.1	1,157.6	782.7	568.2	782.6
Total equity-controlling interest	715.2	620.7	553.7	710.5	601.9
CASH FLOWS:
Cash flows provided by operating activities	$237.4	$246.9	$240.9	$342.0	$153.4
Investments in property, plant and equipment	58.3	61.7	87.6	60.1	69.4
Investment in marketing and license agreement	—	300.0	—	—	—
Investments in loans receivable	90.0	—	—	—	—
Net distributions from unconsolidated affiliates	194.1	—	—	—	—
Investments in acquired businesses, net of cash acquired and payments on sellers notes	161.2	181.7	114.8	4.0	7.0
Dividends paid	116.6	111.3	230.8	87.8	75.4
Purchases of Common Shares	130.8	14.8	120.0	—	17.5
PER SHARE DATA:
GAAP earnings per common share from continuing operations:
Basic	$4.15	$2.27	$2.37	$2.27	$1.53
Diluted	4.09	2.23	2.32	2.24	1.50
Non-GAAP adjusted earnings per common share from continuing operations:
Adjusted diluted(2)	3.90	3.17	2.96	2.45	1.69
Pro Forma Adjusted Earnings(2)	3.75	3.53	3.29	2.76	1.99
Dividends per common share(5)	1.910	1.820	3.763	1.413	1.225
Stock price at year-end	83.27	60.82	55.00	55.03	43.47
Stock price range-High	83.73	68.99	60.30	55.99	55.95
Stock price range-Low	60.25	54.71	50.51	39.64	35.49
OTHER:
Adjusted EBITDA(6)	$517.4	$471.8	$412.4	$390.5	$302.9
Leverage ratio(6)	3.10	2.63	2.18	2.05	2.93
Interest coverage ratio(6)	7.88	9.34	9.41	6.59	4.90
Weighted average Common Shares outstanding	61.1	61.1	61.6	61.7	61.0
Common shares and dilutive potential common shares used in diluted EPS calculation	62.0	62.2	62.7	62.6	62.1

(1)
In the fourth quarter of fiscal 2012, the Company completed the wind down of its professional seed business (“Pro Seed”). As a result, effective in our fourth quarter of fiscal 2012, we classified Pro Seed as a discontinued operation in accordance with GAAP.

In the second quarter of fiscal 2014, we completed the sale of our wild bird food business. As a result, effective in our second quarter of fiscal 2014, we classified the wild bird food business as a discontinued operation in accordance with GAAP.

Prior to April 13, 2016, we operated the Scotts LawnService® business (the “SLS Business”), which provided residential and commercial lawn care, tree and shrub care and pest control services in the United States. On April 13, 2016, pursuant to the terms of the Contribution and Distribution Agreement (the “Contribution Agreement”) between the Company and TruGreen Holding Corporation (“TruGreen Holdings”), we completed the contribution of the SLS Business to a newly formed subsidiary of TruGreen Holdings (the “TruGreen Joint Venture”) in exchange for a minority equity interest of approximately 30% in the TruGreen Joint Venture. As a result, effective in its second quarter of fiscal 2016, we classified the SLS Business as a discontinued operation in accordance with GAAP.

The Selected Financial Data has been retrospectively updated to recast Pro Seed, the wild bird food business and the SLS Business as discontinued operations for each period presented.

(2)
The selected consolidated financial data includes non-GAAP financial measures, as defined in Item 10(e) of SEC Regulation S-K, which are included as additional supplemental information, of adjusted net income from operations, adjusted net income from continuing operations, adjusted net income attributable to controlling interest from continuing operations and adjusted diluted earnings per Common Share from continuing operations (“Adjusted Earnings”), which exclude costs or gains related to discrete projects or transactions. Items excluded during the five-year period ended September 30, 2016 consisted of charges or credits relating to impairments, restructurings, product registration and recall matters, discontinued operations and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. Adjusted Earnings also exclude charges or credits relating to transaction related costs, restructurings and other discrete projects or transactions including a non-cash fair value write down adjustment related to deferred revenue and advertising as part of the transaction accounting that are apart from and not indicative of the results of the operations of the TruGreen Joint Venture. The comparable GAAP measures are reported income from operations, reported income from continuing operations and reported diluted earnings per share from continuing operations.

The selected consolidated financial data also includes non-GAAP financial measures, as defined in Item 10(e) of SEC Regulation S-K, which are included as additional supplemental information, of Pro Forma Adjusted Earnings and Pro Forma Adjusted Earnings per Common Share. These measures are calculated as net income attributable to controlling interest, excluding charges or credits relating to impairments, restructurings, product registration and recall matters and other unusual items such as costs or gains related to discrete projects or transactions that are apart from and not indicative of the results of the operations of the business. These measures also include income (loss) from discontinued operations related to the SLS Business; however, exclude the gain on the contribution of the SLS Business to the TruGreen Joint Venture. The comparable GAAP measures are reported income from operations, reported income from continuing operations and reported diluted earnings per share from continuing operations.

In addition to our GAAP measures, we use these non-GAAP measures to manage the business because we believe that these measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of our underlying, ongoing business. We believe that disclosure of these non-GAAP financial measures therefore provides useful supplemental information to investors or other users of the financial statements, such as lenders. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures is presented in the following table:

	Year Ended September 30,
	2016	2015	2014	2013	2012
	(In millions, except per share amounts)
Income from operations	$459.3	$262.1	$283.7	$280.2	$212.7
Impairment, restructuring and other (recoveries) charges	(39.4)	90.0	50.0	20.3	7.1
Product registration and recall matters	—	—	—	—	8.2
Adjusted income from operations	$419.9	$352.1	$333.7	$300.5	$228.0
Income from continuing operations	$253.3	$137.8	$145.5	$140.2	$93.0
Net loss attributable to noncontrolling interest	0.5	1.1	0.3	—	—
Net income (loss) attributable to controlling interest from continuing operations	253.8	138.9	145.8	140.2	93.0
Impairment, restructuring and other	(27.7)	90.0	50.0	20.3	7.1
Costs related to refinancing	8.8	—	10.7	—	—
Product registration and recall matters	—	—	—	—	8.2
Adjustment to income tax expense from continuing operations	6.7	(31.5)	(20.8)	(7.1)	(3.6)
Adjusted income attributable to controlling interest from continuing operations	$241.6	$197.4	$185.7	$153.4	$104.7
Income from discontinued operations from SLS Business	$102.9	$32.5	$30.9	$30.3	$28.5
Gain on contribution of SLS Business	(131.2)	—	—	—	—
Income (loss) from SLS Business in discontinued operations, net of gain on contribution of SLS Business	(28.3)	32.5	30.9	30.3	28.5
Income tax benefit from SLS Business in discontinued operations	10.5	(11.6)	(11.0)	(11.1)	(9.9)
Income (loss) from SLS Business in discontinued operations, net of tax	(17.8)	20.9	19.9	19.2	18.6
Impairment, restructuring and other from SLS Business in discontinued operations	13.6	1.5	1.0	—	—
Income tax expense from impairment, restructuring and other from SLS Business in discontinued operations	(4.8)	(0.5)	(0.3)	—	—
Pro Forma Adjusted Earnings	$232.6	$219.3	$206.3	$172.6	$123.3

Diluted income per share from continuing operations	$4.09	$2.23	$2.32	$2.24	$1.50
Impairment, restructuring and other	(0.45)	1.45	0.80	0.32	0.11
Costs related to refinancing	0.14	—	0.17	—	—
Product registration and recall matters	—	—	—	—	0.13
Adjustment to income tax expense from continuing operations	0.11	(0.51)	(0.33)	(0.11)	(0.06)
Adjusted diluted income per common share from continuing operations	$3.90	$3.17	$2.96	$2.45	$1.69
Income from discontinued operations from SLS Business	$1.66	$0.52	$0.49	$0.48	$0.46
Gain on contribution of SLS Business	(2.12)	—	—	—	—
Income (loss) from SLS Business in discontinued operations, net of gain on contribution of SLS Business	(0.46)	0.52	0.49	0.48	0.46
Income tax benefit from SLS Business in discontinued operations	0.17	(0.19)	(0.18)	(0.18)	(0.16)
Income (loss) from SLS Business in discontinued operations, net of tax	(0.29)	0.34	0.32	0.31	0.30
Impairment, restructuring and other from SLS Business in discontinued operations	0.22	0.02	0.01	—	—
Income tax expense from impairment, restructuring and other from SLS Business in discontinued operations	(0.08)	—	—	—	—
Pro Forma Adjusted Earnings per common share	$3.75	$3.53	$3.29	$2.76	$1.99
The sum of the components may not equal the total due to rounding.

(3)	Working capital is calculated as current assets minus current liabilities. Current ratio is calculated as current assets divided by current liabilities.

(4)	The total debt to total book capitalization percentage is calculated by dividing total debt by total debt plus total equity-controlling interest.

(5)
Scotts Miracle-Gro pays a quarterly dividend to the holders of its Common Shares. On August 8, 2011, Scotts Miracle-Gro announced that its Board of Directors had increased the quarterly cash dividend to $0.30 per Common Share, which was first paid in the fourth quarter of fiscal 2011. On August 9, 2012, Scotts Miracle-Gro announced that its Board of Directors had increased the quarterly cash dividend to $0.325 per Common Share, which was first paid in the fourth quarter of fiscal 2012. On August 6, 2013, Scotts Miracle-Gro announced that its Board of Directors had increased the quarterly cash dividend to $0.4375 per Common Share, which was first paid in the fourth quarter of fiscal 2013. On August 11, 2014, Scotts Miracle-Gro announced that its Board of Directors had (i) further increased the quarterly cash dividend to $0.45 per Common Share, which was first paid in the fourth quarter of fiscal 2014 and (ii) declared a special one-time cash dividend of $2.00 per Common Share, which was paid on September 17, 2014. On August 3, 2015, Scotts Miracle-Gro announced that its Board of Directors had further increased the quarterly cash dividend to $0.47 per Common Share, which was first paid in the fourth quarter of fiscal 2015. On August 3, 2016, Scotts Miracle-Gro announced that its Board of Directors had further increased the quarterly cash dividend to $0.50 per Common Share, which was paid in September 2016.

(6)
We view our senior secured credit agreement as material to our ability to fund operations, particularly in light of our seasonality. Please refer to “Risk Factors-Our indebtedness could limit our flexibility, adversely affect our financial condition and prevent us from making payments on the notes. The terms of our senior secured credit agreement and the indentures governing the notes and the 2026 notes impose significant operating and financial restrictions on us and our subsidiaries, which could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities” for a more complete discussion of the risks associated with our debt and our senior secured credit agreement and the restrictive covenants therein. Our ability to generate cash flows sufficient to cover our debt service costs is essential to our ability to maintain our borrowing capacity. We believe that Adjusted EBITDA provides additional information for determining our ability to meet debt service requirements. The presentation of Adjusted EBITDA herein is intended to be consistent with the calculation of that measure as required by our borrowing agreements, and used to calculate a leverage ratio (maximum of 4.50 at September 30, 2016) and an interest coverage ratio (minimum of 3.00 for the twelve months ended September 30, 2016). Leverage ratio is calculated as average total indebtedness, as described in our credit facility, divided by Adjusted EBITDA. Interest coverage ratio is calculated as Adjusted EBITDA divided by interest expense, as described in our credit facility, and excludes costs related to refinancings. Our leverage ratio was 3.10 at September 30, 2016 and our interest coverage ratio was 7.88 for the twelve months ended September 30, 2016. Please refer to “Description of Other Indebtedness-Senior Secured Credit Agreement” for a discussion of our senior secured credit agreement.

In accordance with the terms of our senior secured credit agreement, Adjusted EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income. For the fourth quarter of fiscal 2015, the Company changed its calculation of Adjusted EBITDA to reflect the measure as defined in our senior secured credit agreement. Prior periods have not been adjusted as they reflect the presentation consistent with the calculation as required by our borrowing agreements in place at that time. The revised calculation adds adjustments for share-based compensation expense, expense on certain leases, and impairment, restructuring and other charges (including cash and non-cash charges) and no longer includes an adjustment for mark-to-market adjustments on derivatives. Our calculation of Adjusted EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined by GAAP. We make no representation or assertion that Adjusted EBITDA is indicative of our cash flows from operating activities or results of operations. We have provided a reconciliation of Adjusted EBITDA to income from continuing operations solely for the purpose of complying with SEC regulations and not as an indication that Adjusted EBITDA is a substitute measure for income from continuing operations.

A numeric reconciliation of Adjusted EBITDA to income from continuing operations is as follows

	Year ended September 30,
	2016	2015	2014	2013	2012
	(In millions, except per share data)
Income from continuing operations	$253.3	$137.8	$145.5	$140.2	$93.0
Income tax expense from continuing operations	139.4	73.8	80.2	80.8	57.9
Income from discontinued operations, net of tax	61.5	20.9	20.7	20.9	13.5
Income tax expense from discontinued operations	41.4	11.6	11.9	11.8	10.4
Gain on contribution of SLS Business, net of tax	(79.3)	—	—	—	—
Income tax expense from gain on contribution of SLS Business	(51.9)	—	—	—	—
Costs related to refinancings	8.8	—	10.7	—	—
Interest expense	65.6	50.5	47.3	59.2	61.8
Depreciation	53.8	51.4	50.6	54.9	51.5
Amortization	19.7	17.6	13.8	11.2	10.9
Gain on investment of unconsolidated affiliate(7)	—	—	(3.3)	—	—
Impairment, restructuring and other from continuing operations	(27.7)	90.0	32.9	11.2	4.7
Impairment, restructuring and other from discontinued operations	13.6	1.5	0.8	—	—
Product registration and recall matters, non-cash portion	—	—	—	—	0.2
Mark-to-market adjustments on derivatives	—	—	1.3	0.3	(1.0)
Expense on certain leases	3.6	3.5	—	—	—
Share-based compensation expense	15.6	13.2	—	—	—
Adjusted EBITDA	$517.4	$471.8	$412.4	$390.5	$302.9

(7)
Amount represents a gain on our investment in AeroGrow recognized during the fourth quarter of 2014 as a result of our consolidation of the business. Excluded from this amount is $2.4 million of earnings on AeroGrow’s unconsolidated results for fiscal year 2014 recorded within “Other income, net” in our Consolidated Statements of Operations.

	Three Months Ended
	December 31, 2016	January 2, 2016
	(In millions, except per share amounts)
GAAP OPERATING RESULTS:
Net sales	$246.8	$194.5
Gross profit	44.2	16.7
Loss from operations	(70.9)	(97.7)
Loss from continuing operations	(64.3)	(79.3)
Loss from discontinued operations, net of tax	(0.6)	(1.5)
Net loss	(64.9)	(80.8)
Net loss attributable to controlling interest	(65.3)	(81.3)
FINANCIAL POSITION:
Working capital(3)	$762.2	$866.3
Current ratio(3)	2.7	2.9
Property, plant and equipment, net	462.0	440.5
Total assets	3,060.4	2,720.9
Total debt to total book capitalization(4)	74.9%	74.8%
Total debt	1,728.2	1,527.7
Total equity-controlling interest	579.8	513.8
CASH FLOWS:
Cash flows used in operating activities	$(209.8)	$(338.6)
Investments in property, plant and equipment	(16.1)	(16.1)
Investments in unconsolidated affiliates	(0.1)	(0.8)
Investments in acquired businesses, net of cash acquired	(77.9)	—
Dividends paid	(30.0)	(28.9)
Purchases of Common Shares	(43.6)	—
PER SHARE DATA:
Loss per common share from continuing operations:
Basic	$(1.08)	$(1.30)
Diluted	(1.08)	(1.30)
Dividends declared per common share(5)	0.500	0.470

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

6.000% Senior Notes due 2023

General

On October 13, 2015, we completed the sale of $400 million aggregate principal amount of our 2023 notes. The 2023 notes were sold in a private placement exempt from the registration requirements under the Securities Act pursuant to a purchase agreement, dated October 7, 2015 (the “2023 Purchase Agreement”), among the Company, the subsidiary guarantors party thereto (the “2023 subsidiary guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as an initial purchaser and representative of the several other initial purchasers named in the 2023 Purchase Agreement.

Security; Ranking and Guarantees

The 2023 notes are our unsecured senior obligations and rank equal in right of payment with our existing and future unsecured senior debt. Our obligations under the 2023 notes are fully and unconditionally guaranteed by the 2023 subsidiary guarantors (the “2023 notes guarantees”). The 2023 notes guarantees are unsecured general obligations of the 2023 subsidiary guarantors and rank equal in right of payment with all existing and future unsecured liabilities of the 2023 subsidiary guarantors that are not subordinated in right of payment to the 2023 notes guarantees.

Optional Redemption

At any time prior to October 15, 2018, we may redeem the 2023 notes, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest to the date of redemption as set forth in the indenture governing the 2023 notes. On and after October 15, 2018, the Company may redeem the notes, in whole or in part, at the applicable redemption prices plus accrued and unpaid interest, as set forth in the indenture governing the 2023 notes.

Interest

Interest on the 2023 notes accrues at a rate of 6.000% per annum from October 13, 2015. Interest on the 2023 notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year.

Covenants

The indenture governing the 2023 notes restricts our ability and the ability of our restricted subsidiaries to: (i) incur additional indebtedness and issue certain preferred shares; (ii) make certain investments; (iii) sell certain assets; (iv) agree to restrictions on the ability of our restricted subsidiaries to make payments to us; (v) create liens and enter into sale-leaseback transactions; (vi) merge, consolidate or sell substantially all of our assets; and (vii) enter into certain transactions with affiliates. As of December 31, 2016, we were in compliance with all covenants under the indenture governing the 2023 notes.

Events of Default

The terms of our 2023 notes include customary events of default, including: (i) non-payment for 30 days of interest on the 2023 notes; (ii) non-payment when due of the principal of or premium, if any, on the 2023 notes; (iii) failure by us to comply with our covenant obligations in connection with a merger, consolidation or sale of assets; (iv) failure by us to observe or perform our obligations under the reporting covenant which default continues for a period of 90 days; (v) a default in the observance or performance of any other covenant or agreement contained in the indenture governing the 2023 notes which default continues for a period of 60 days after we receive written notice specifying the default from the 2023 notes trustee or the holders of at least 25% of the outstanding principal amount of the 2023 notes; (vi) defaults under other debt instruments or contingent obligations in excess of $100 million, including a default under the notes offered in this prospectus; (vii) judgments entered against us or any of our significant subsidiaries involving a liability in excess of $100 million; (viii) failure of a subsidiary guarantee of any significant subsidiary to remain in full force and effect in accordance with its terms or denial by a subsidiary guarantor of its obligations under its subsidiary guarantee; or (ix) certain events of bankruptcy or insolvency with respect to us or any of our restricted subsidiaries that is a significant subsidiary.

Senior Secured Credit Agreement

General

On October 29, 2015, we entered into the senior secured credit agreement providing us and certain of our subsidiaries with five-year senior secured loan facilities in the aggregate principal amount of $1.9 billion, comprised of a revolving credit facility of $1.6 billion and a term loan in the original principal amount of $300.0 million. The senior secured credit agreement also provides us with the right to seek additional committed credit under the senior secured credit agreement in an aggregate amount of up to $500.0 million plus an unlimited additional amount, subject to certain specified financial and other conditions. Under the senior secured credit agreement, we have the ability to obtain letters of credit up to $100.0 million. Borrowings on the senior secured revolving credit facility may be made in various currencies, including U.S. dollars, euros, British pounds, Australian dollars and Canadian dollars. The senior secured credit agreement terminates on October 29, 2020.

Security; Ranking and Guarantees

Our senior secured credit agreement is secured by (i) a perfected first priority security interest in all of the accounts receivable, inventory and equipment of us and those of our domestic subsidiaries that are parties to the fourth amended and restated guarantee and collateral agreement and (ii) the pledge of all of the capital stock of our domestic subsidiaries that are parties to the fourth amended and restated guarantee and collateral agreement and 65% of the capital stock of our first-tier foreign subsidiaries, in each case subject to exceptions and minimum thresholds. The collateral does not include any of our or our subsidiaries’ intellectual property.

The obligations under the senior secured credit agreement are guaranteed by substantially all of our domestic subsidiaries. The same subsidiaries that have guaranteed our obligations under the senior secured credit agreement will guarantee the notes offered in this prospectus.

Interest and Fees

Loans made under our senior secured credit agreement bear interest, at our election, at a per annum rate equal to either (i) the Alternate Base Rate plus the Applicable Spread (each, as defined in the senior secured credit agreement) or (ii) the Adjusted LIBO Rate for the Interest Period in effect for such borrowing plus the Applicable Spread (all as defined in the senior secured credit agreement). Swingline loans shall bear interest at the applicable Swingline Rate (as defined in the senior secured credit agreement) set forth in the senior secured credit agreement. As of December 31, 2016, the Applicable Spread was 2.0% with respect to Adjusted LIBO Rate loans and 1.0% with respect to Alternate Base Rate loans.

Covenants

The terms of our senior secured credit agreement include negative covenants setting forth limitations, subject to negotiated exceptions, on: (i) liens; (ii) fundamental changes; (iii) acquisitions, investments, loans and advances; (iv) indebtedness; (v) restrictions on subsidiary liens and subsidiary distributions; (vi) transactions with affiliates; (vii) sales of assets; (viii) sale and leaseback transactions; (ix) changing our fiscal year end; (x) modifications of certain debt instruments; (xi) entering into new lines of business; and (xii) certain restricted payments (if after giving effect to any restricted payment the Leverage Ratio is greater than 4.0 to 1.0, we may only make restricted payments in an aggregate amount for each fiscal year not to exceed the amount set forth in the senior secured credit agreement for such fiscal year ($175 million for fiscal 2016 and fiscal 2017 and $200 million for fiscal 2018 and each fiscal year thereafter)). Our senior secured credit agreement also provides for customary representations and warranties and affirmative covenants and further requires the maintenance of a specified Leverage Ratio and Interest Coverage Ratio (each, as defined in our senior secured credit agreement). As of December 31, 2016, we were in compliance with the covenants under our senior secured credit agreement.

Events of Default

The terms of our senior secured credit agreement provide for customary events of default, including: (i) non-payment of principal when due; (ii) non-payment of interest, fees or other amounts after a grace period; (iii) failure of any representation or warranty to be true in all material respects when made or deemed made; (iv) failure to maintain financial ratios; (v) violation of any other covenants subject to a grace period; (vi) defaults under other debt instruments or contingent obligations in excess of $100 million, including a default under the notes offered in this prospectus; (vii) commencement of bankruptcy or similar proceedings by or on behalf of us or one of our material subsidiaries; (viii) change of control; (ix) judgments entered against us or any of our material subsidiaries involving a liability in excess of $100 million; (x) failure of any security document to remain in full force and effect in accordance with its terms; and (xi) certain ERISA violations.

THE EXCHANGE OFFER

General

We are offering to exchange in the exchange offer any and all of the original notes for an equal principal amount of the exchange notes on the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal. The original notes are, and the exchange notes will be, part of a single class of notes in the aggregate principal amount of $250 million.

Purpose of the Exchange Offer

On December 15, 2016, we issued and sold $250 million aggregate principal amount of the original notes to the initial purchasers in a private placement transaction that was exempt from the registration requirements of the Securities Act. In connection with the private placement, we entered into the registration rights agreement with the initial purchasers, pursuant to which we agreed to exchange the original notes for exchange notes which we agreed to register under the Securities Act, and we also granted holders of the original notes rights under limited circumstances to have resales of their original notes registered under the Securities Act.

Under the registration rights agreement, we agreed to file within 465 days after December 15, 2016 a registration statement with the SEC for the exchange of the original notes for the exchange notes. This prospectus is a part of the registration statement we filed to satisfy that obligation. We also agreed to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC within 555 days after December 15, 2016 and to commence the exchange offer following the effectiveness of the registration statement.

We urge you to read the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Copies of the registration rights agreement are also available as set forth under the caption “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, we will accept for exchange any and all original notes that are validly tendered at or prior to the expiration time and not validly withdrawn. The principal amount of the exchange notes issued in the exchange offer will be the same as the principal amount of the original notes that are validly tendered and accepted for exchange. You may tender your original notes in whole or in part. However, if you tender less than all of your original notes, you may tender your original notes only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes. Upon consummation of the exchange offer, the rights of holders of the notes under the registration rights agreement, including rights relating to registration and payment of additional interest upon a registration default, generally will terminate.

The exchange notes will evidence the same debt as the original notes, and will be fully and unconditionally guaranteed on a senior unsecured basis by the same subsidiary guarantors that guarantee the original notes. The indenture governing the exchange notes will be the same indenture that governs the original notes. The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will constitute a single class of debt securities under the indenture.

As of the date of this prospectus, $250 million aggregate principal amount of the original notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the original notes, or their legal representatives or attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC promulgated thereunder. Except for the federal securities laws, no federal or state regulatory requirements must be complied with and no federal or state regulatory approvals must be obtained in connection with the consummation of the exchange offer.

We will be deemed to accept all of the original notes that are validly tendered in the exchange offer and not validly withdrawn if, as, and when we give oral or written notice of acceptance to the exchange agent. The exchange agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender your original notes in the exchange offer, you will not be required to pay any brokerage commissions or fees with respect to the exchange of your original notes for the exchange notes or, except as described below under “-Transfer Taxes,” pay any transfer taxes in connection with such exchange.

Expiration Time; Extensions; Amendments

The expiration time for the exchange offer is 11:59 p.m., New York City time, on , 2017, unless we, in our sole discretion, extend the exchange offer, in which case the expiration time for the exchange offer will be the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration time:

•	notify the exchange agent of any extension orally or in writing; and

•	make a public announcement of the extension.

During an extension of the expiration time, all original notes previously validly tendered will remain subject to the terms and conditions of the exchange offer and will be accepted for exchange by us, upon expiration of the exchange offer, unless validly withdrawn.

We expressly reserve the right:

•	to extend the expiration time;

•	to delay accepting any original notes due to an extension of the exchange offer;

•	to amend the exchange offer in any manner; or

•	if any conditions listed below under “-Conditions to the Exchange Offer” are not satisfied or waived, to terminate the exchange offer and not accept any original notes for exchange.

Any extension, delay in acceptance, amendment or termination will be followed promptly by notice to the registered holders of the original notes. If we amend the exchange offer in a manner that we determine constitutes a material change (including waiver of a material condition to the exchange offer), we will promptly disclose the amendment by means reasonably calculated to inform the registered holders of the original notes of such amendment, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

Without limiting the manner in which we may choose to make a public announcement of any extension, delay in acceptance, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate such public announcement, other than by making a timely press release to an appropriate news agency.

Interest on the Exchange Notes

Exchanging original notes for exchange notes will not affect the amount of interest a holder will receive. The exchange notes will accrue interest at the same rate (5.250% per annum) and on the same terms as the original notes. Interest will be payable semi-annually in arrears on each June 15 and December 15, commencing on June 15, 2017.

When the first interest payment is made with regard to the exchange notes, we will also pay interest on the original notes that are exchanged, from the most recent interest date on which interest has been paid to, but not including, the day the exchange notes are issued. Interest on the original notes that are exchanged will cease to accrue on the day prior to the date on which the exchange notes are issued.

Procedures for Tendering Original Notes

Only a record holder of original notes may tender original notes in the exchange offer. When a record holder tenders original notes for exchange and we accept such original notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a record holder who wishes to tender original notes for exchange must, at or prior to the expiration time:

•
transmit a properly completed and duly executed letter of transmittal, together with the original notes being tendered and any other documents required by the letter of transmittal, to U.S. Bank National Association, the exchange agent, at the address set forth below under “-Exchange Agent”; or

•
if original notes are tendered pursuant to DTC’s book-entry transfer procedures, an agent’s message must be transmitted by DTC to the exchange agent at the address set forth below under “-Exchange Agent,” and the exchange agent must receive, at or prior to the expiration time, a confirmation of the book-entry transfer of the original notes being tendered into the exchange agent’s account at DTC, along with the agent’s message.

The term “agent’s message” means a message that:

•	is electronically transmitted by DTC to the exchange agent;

•	is received by the exchange agent and forms a part of a book-entry transfer;

•
states that DTC has received an express acknowledgement that the tendering holder has received and agrees to be bound by, and makes each of the representations contained in, the letter of transmittal; and

•	states that we may enforce the letter of transmittal against such holder.

If you wish to tender original notes and:

•	certificates for the original notes are not immediately available;

•	the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or

•
the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may tender your original notes by complying with the guaranteed delivery procedures described below under “-Guaranteed Delivery Procedures.”

The method of delivery of the original notes, the letter of transmittal or an agent’s message, and any other required documents to the exchange agent is at your election and sole risk. We recommend that you use overnight or hand delivery service. If such delivery is by mail, we recommend that you use properly insured registered mail, return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration time. No letters of transmittal or original notes should be sent directly to us.

If you beneficially own original notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, before completing, signing and delivering the letter of transmittal, together with your original notes and any other required documents, to the exchange agent, you must either:

•	make appropriate arrangements to register ownership of the original notes in your name; or

•	obtain a properly completed bond power from the registered holder.

Please note that the transfer of registered ownership may take considerable time.

Signatures on a letter of transmittal or notice of withdrawal must be guaranteed unless the original notes tendered for exchange are tendered:

•	by the registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•
for the account of a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the exchange agent, such as a firm which is a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing being referred to herein as an “eligible institution.”

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If original notes are registered in the name of a person other than the person who signed the letter of transmittal, the original notes tendered for exchange must be endorsed by, or accompanied by a written instrument of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the registered holder’s signature guaranteed by an eligible institution.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal, any original notes, any notice of withdrawal or any instrument of transfer, such persons must so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority to so act.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange and all other required documents. We reserve the absolute right to:

•	reject any and all tenders of any original notes not validly tendered;

•	refuse to accept any original notes if, in our judgment or the judgment of our counsel, acceptance of the original notes may be deemed unlawful;

•	waive any defects or irregularities as to all or any particular original notes, either before or after the expiration time;

•	waive any conditions of the exchange offer; and

•	determine the eligibility of any holder who seeks to tender original notes in the exchange offer.

Our determinations, either before or after the expiration time, with respect to the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, or as to any questions with respect to the tender of any original notes, will be final and binding on all parties. To the extent we waive any conditions to the exchange offer, we will waive such conditions as to all original notes. Holders must cure any defects and irregularities in connection with tenders of original notes for exchange within such reasonable period of time as we may determine, unless we waive such defects or irregularities. Neither we nor the exchange agent will be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, or to waive any such defects or irregularities, nor will either of us incur any liability for failure to give such notification or waiver.

While we have no present plan to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any original notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers to purchase any original notes that remain outstanding after consummation of the exchange offer. We also reserve the right to terminate the exchange offer, as described below under “-Conditions to the Exchange Offer,” and, to the extent permitted by applicable law, purchase the original notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ materially from the terms of the exchange offer.

If you wish to tender your original notes for exchange notes in the exchange offer, we will require you to represent that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•
you have no arrangement or understanding with any person to participate, you are not participating, and you do not intend to participate, in the distribution of the exchange notes (within the meaning of the Securities Act);

•	you are not an “affiliate” (as such term is defined in Rule 405 under the Securities Act) of ours;

•	you are not tendering original notes that have, or that are reasonably likely to have, the status of an unsold allotment of the initial placement of the original notes; and

•
if you are a broker-dealer, (i) you will receive the exchange notes for your own account, (ii) you acquired the original notes as a result of market-making activities or other trading activities and (iii) you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes.

If you do not meet these requirements and are unable to make the foregoing representations, you may not participate in the exchange offer, and any sale or transfer of your original notes must comply with the registration and prospectus delivery requirements of the Securities Act, unless such sale or transfer is made pursuant to an exemption from those requirements. See “-Consequences of Failure to Exchange Original Notes” below for additional information.

We make no recommendation as to whether you should exchange or refrain from exchanging all or any portion of your original notes in the exchange offer. In addition, we have not authorized anyone to make any such recommendation. You must make your own decision as to whether to exchange your original notes in the exchange offer and, if so, the aggregate amount of original notes to exchange, after reading this prospectus and the letter of transmittal and consulting with your advisors.

Resales of the Exchange Notes

Based on interpretations by the staff of the SEC contained in several no-action letters issued to third parties, we believe that a holder of original notes who meets the requirements and is able to make the representations described above under “-Procedures for Tendering Original Notes” may offer for resale, resell or otherwise transfer the exchange notes received in the exchange offer without further registration and, except as described below, without the need to deliver a prospectus under the Securities Act. Any holder who does not meet these requirements and is unable to make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC contained in such no-action letters;

•	will not be permitted to participate in the exchange offer; and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of such holder’s original notes, unless such sale or transfer is made pursuant to an exemption from those requirements.

Under the registration rights agreement, we agreed, among other matters, to file a shelf registration statement covering resales of the original notes (i) if any changes in applicable law or SEC policy do not permit us to effect the exchange offer, (ii) if for any reason the exchange offer is not consummated within 555 days following December 15, 2016, or (iii) with respect to any holder of the notes, (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (B) such holder may not resell the notes to the public without delivering a prospectus and that this prospectus is not available for such resales or would not satisfy such prospectus delivery requirement by such holder, or (C) such holder is a broker-dealer and holds the notes acquired directly from us or one of our affiliates. See “-Filing of Shelf Registration Statement” below for additional information. We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement.

In connection with the resale of exchange notes, any participating broker-dealer who acquired the original notes for its own account as a result of market-making activities or other trading activities may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act. In no-action letters issued to third parties, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes by delivery of the prospectus relating to the exchange offer. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of the exchange notes during the one-year period following the consummation of the exchange offer. See “Plan of Distribution” for a discussion of certain exchange and resale obligations of broker-dealers in connection with the exchange offer.

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Because the SEC has not considered this exchange offer in the context of a no-action letter, we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. If our belief is not accurate and you sell or transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Consequences of Failure to Exchange Original Notes

If you do not exchange your original notes in the exchange offer, whether because you are not eligible to participate in the exchange offer or you decline to tender your original notes for exchange, your original notes will, following the consummation of the exchange offer, continue to be subject to the restrictions on transfer as stated in the indenture and the legend on the original notes. In general, original notes, unless the transfer is registered under the Securities Act, may not be offered, resold or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. We are required to file such a registration statement in only specific, limited circumstances which may not apply to you or your original notes. See “-Filing of Shelf Registration Statement” below for additional information. If you are eligible to participate in the exchange offer, you should not decline to do so based on the assumption that a shelf registration statement will be on file and effective when you intend to resell your original notes.

See “Risk Factors-Risks Related to the Exchange Notes and the Exchange Offer” for a discussion of certain risks you should consider before deciding whether to participate in the exchange offer.

Book-Entry Transfer

Within two business days after receipt of this prospectus, the exchange agent is obligated to make a request to establish an account for the original notes at DTC for purposes of the exchange offer, unless the exchange agent already has established an account with DTC suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in DTC’s system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account at DTC in accordance with DTC’s Automated Tender Offer Program, known as ATOP. Such participant should transmit its acceptance to DTC at or prior to the expiration time or comply with the guaranteed delivery procedures described below under “-Guaranteed Delivery Procedures.” DTC will verify such acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer.

The confirmation of such book-entry transfer will include an agent’s message or a validly completed and duly executed letter of transmittal. The agent’s message or letter of transmittal, with any required signature guarantees, and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under “-Exchange Agent” at or prior to the expiration time, or the holder must comply with the guaranteed delivery procedures described below under “-Guaranteed Delivery Procedures.”

Guaranteed Delivery Procedures

If you wish to tender your original notes and: (i) certificates for the original notes are not immediately available; (ii) the letter of transmittal, the original notes or any other required documents cannot be delivered to the exchange agent at or prior to the expiration time; or (iii) the procedures for book-entry transfer cannot be completed at or prior to the expiration time, you may effect a tender if:

•
at or prior to the expiration time, the exchange agent receives from an eligible institution a validly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, setting forth your name and address and the amount of the original notes being tendered. The notice of guaranteed delivery will state that the tender is being made and will guarantee that, within three business days after the expiration time, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, will be transmitted to the exchange agent; and

•
the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a validly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message, and any other documents required by the letter of transmittal, within three business days after the expiration time.

Withdrawal of Tenders

You may withdraw tenders of your original notes at any time prior to the expiration time. For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under “-Exchange Agent” prior to the expiration time. Any such notice of withdrawal must:

•	specify the name of the holder having tendered the original notes to be withdrawn;

•	include a statement that such holder is withdrawing its election to have such original notes exchanged;

•	identify the original notes to be withdrawn (including the aggregate principal amount of the original notes to be withdrawn);

•
where certificates for original notes have been physically tendered, specify the name in which such original notes are registered, if different from that of the withdrawing holder, and the certificate numbers of the particular certificates to be withdrawn;

•
where original notes have been tendered pursuant to DTC’s procedures for book-entry transfer, specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with DTC’s book-entry transfer procedures; and

•
bear the signature of the holder in the same manner as the original signature on the letter of transmittal, if any, by which such original notes were tendered, with such signature guaranteed by an eligible institution, unless such holder is an eligible institution.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal, and our determination will be final and binding on all parties. Any original notes validly withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer, and we will not issue exchange notes with respect to such original notes, unless such original notes are validly re-tendered. Validly withdrawn notes may be re-tendered by following one of the procedures described above under “-Procedures for Tendering Original Notes” at any time at or prior to the expiration time.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Subject to the satisfaction or waiver of the conditions to the exchange offer, promptly following the expiration time, we will accept for exchange all original notes that are validly tendered and not validly withdrawn and will issue the exchange notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes for exchange when, as, and if we have given oral or written notice of acceptance to the exchange agent. For each original note accepted for exchange, the holder will receive an exchange note, the issuance of which is registered under the Securities Act, having a principal amount equal to, and in the denomination of, that of the tendered original note.

Return of Notes

If we do not accept any tendered original notes, or if a holder withdraws previously tendered original notes or submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted, withdrawn or non-exchanged original notes without cost to the tendering holder promptly following the rejection of the tender, withdrawal or expiration or termination of the exchange offer, as applicable. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, such unaccepted, withdrawn or non-exchanged original notes will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon the tender of any minimum principal amount of original notes. Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and we may amend or terminate the exchange offer as provided in this prospectus if, at any time before the expiration time, any of the following circumstances or events occurs and is not waived:

•	any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer;

•
any stop order is threatened or in effect with respect to either (i) the registration statement of which this prospectus forms a part or (ii) the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	the exchange offer or the making of any exchange by a holder of original notes would violate applicable law or any applicable interpretation of the staff of the SEC.

If, at any time prior to the expiration time, any of the foregoing circumstances or events has occurred, we may:

•	refuse to accept any original notes and return all tendered original notes to the respective holders;

•	extend the exchange offer and retain all original notes tendered at or prior to the expiration time, subject, however, to your rights to withdraw such original notes; or

•	waive the occurrence of such circumstance or event with respect to the exchange offer and accept all validly tendered original notes that have not been validly withdrawn.

If the waiver constitutes a material change to the terms of the exchange offer, we will promptly disclose the waiver by means reasonably calculated to inform the registered holders of the original notes of such waiver, and we will extend the exchange offer to the extent required by law. Generally, we must keep the exchange offer open for at least five business days following a material change.

The condition that none of the foregoing circumstances or events have occurred is for our sole benefit and may be asserted by us, regardless of the circumstances giving rise to such circumstances or events, and the occurrence of any circumstance or event may be waived by us, in whole or in part, in our sole discretion. Any determination by us concerning the circumstances or events described above will be final and binding on all parties. Our rights hereunder will be deemed an ongoing right which may be asserted at any time and from time to time by us prior to the expiration time.

Termination of Rights

If you are a holder of original notes, your rights under the registration rights agreement will generally terminate upon consummation of the exchange offer, except with respect to our continuing obligations to indemnify you and your related parties against certain liabilities, including liabilities under the Securities Act. After the exchange offer is consummated, except in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to any original notes that you continue to own.

Filing of Shelf Registration Statement

Under the registration rights agreement, we agreed, among other matters, that (i) if any changes in applicable law or SEC policy do not permit us to effect the exchange offer, (ii) if for any reason the exchange offer is not consummated within 555 days following December 15, 2016, or (iii) with respect to any holder of the notes, (A) such holder is prohibited by applicable law or SEC policy from participating in the exchange offer, (B) such holder may not resell the notes to the public without delivering a prospectus and that this prospectus is not available for such resales or would not satisfy such prospectus delivery requirement by such holder, or (C) such holder is a broker-dealer and holds the notes acquired directly from us or one of our affiliates, then, upon such holder’s request, we and the subsidiary guarantors will, at our cost:

•
as promptly as practicable and in any event on or prior to the earliest to occur of (i) the 30th day after the date on which we determine that we are not required to file the exchange offer registration statement, (ii) the 30th day after the date on which we receive notice from a holder of the notes as contemplated under this section and (iii) the 525th day after December 15, 2016 (such earlier date being the “shelf filing deadline”), file a shelf registration statement covering resales of the original notes;

•	use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 60 days after the shelf filing deadline; and

•	use our reasonable best efforts to keep the shelf registration continuously effective for a period of at least one year following the effective date of such shelf registration.

We do not intend to file a shelf registration statement covering resales of the original notes unless we are required to do so under the registration rights agreement. If we file a shelf registration statement, we will provide to each holder of the original notes copies of the shelf registration statement and the prospectus which forms a part of the shelf registration statement, notify each holder when the shelf registration statement for the original notes has been filed with the SEC and become effective and take other actions as are required to permit unrestricted resales of the original notes. A holder of original notes that sells the original notes pursuant to the shelf registration statement generally will be:

•	required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

•	subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

•	bound by the provisions of the registration rights agreement which are applicable to such a holder, including indemnification obligations.

In addition, each holder of the original notes will be required to deliver information to be used in connection with the shelf registration statement and to provide any comments on the shelf registration statement within the time periods described in the registration rights agreement to have their notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in “-Additional Interest” below.

Additional Interest

If any of the following (each a “registration default”) occurs:

•	the exchange offer registration statement is not filed with the SEC on or before the 465th calendar day following December 15, 2016;

•	the exchange offer registration statement is not declared effective on or before the 555th calendar day following December 15, 2016;

•	the exchange offer is not consummated on or before the 555th calendar day following December 15, 2016; or

•
the exchange offer registration statement has been filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure and that is itself immediately declared effective, the interest rate payable with respect to the original notes will be increased by 0.25% per annum during the 90 day period immediately following the occurrence of such registration default. After such 90 day period, if such registration default has not yet been cured, the interest rate will increase by an additional 0.25% per annum with respect to the next subsequent 90 day period; provided, however, in no event shall any increase exceed an aggregate of 0.50% per annum. Such interest is payable in addition to any other interest payable from time to time with respect to the original notes in cash on each interest payment date to the holders of record for such interest payment date. Following the cure of all registration defaults, the accrual of additional interest will stop and the interest rate will be reduced to the original rate.

Exchange Agent

We have appointed U.S. Bank National Association as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address set forth below. Questions and requests for assistance with respect to the exchange offer, and requests for additional copies of this prospectus, the letter of transmittal and any other required documents, should also be directed to the exchange agent at the address set forth below:

By registered mail, certified mail, overnight courier or hand delivery:
U.S. Bank National Association
U.S. Bank West Side Flats Operations Center
60 Livingston Ave.
St. Paul, MN 55107
Attn: Specialized Finance
Reference: The Scotts Miracle-Gro Company
By facsimile (for eligible institutions only):
(651) 466-7372
Reference: The Scotts Miracle-Gro Company
For information or confirmation by telephone:
Specialized Finance
(800) 934-6802

Delivery of the letter of transmittal or any other required documents to an address other than as set forth above or transmission of the letter of transmittal or any other required documents via facsimile to a number other than the one listed above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders for the exchange offer. We are making the principal solicitation of tenders through DTC. However, solicitations may also be made by mail, electronic mail, facsimile or telephone or in person by our officers and regular employees.

We have not retained any dealer manager in connection with the exchange offer, and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse the exchange agent for its reasonable out-of-pocket expenses. We will also reimburse brokers, dealers, commercial banks, trust companies and other nominees for the reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents to the beneficial owners of the original notes and in handling or forwarding tenders of the original notes for exchange.

We estimate that our cash expenses in connection with the exchange offer will be approximately $150,000. These expenses include SEC registration fees, fees and expenses of the exchange agent and the trustee, accounting and legal fees, printing costs and related fees and expenses.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of original notes in the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the record holder or any other person, if we are instructed to register exchange notes in the name of, or requested to return any original notes not tendered or accepted for exchange to, a person other than the registered tendering holder, or if a transfer tax is imposed for any other reason, other than by reason of the exchange of the original notes in the exchange offer. If satisfactory evidence of payment of such transfer taxes or exemption from payment is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded in our accounting records at the same carrying value as the original notes for which they are exchanged. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. We will amortize expenses incurred in connection with the issuance of the exchange notes over the term of the exchange notes.

DESCRIPTION OF NOTES

As used in this “Description of Notes” section, the words “Company,” “Issuer,” “Scotts,” “we,” “us” and “our” refer only to The Scotts Miracle-Gro Company, an Ohio corporation, and not any of its Subsidiaries. The term “Notes” means the Issuer’s senior debt securities designated as its 5.250% Senior Notes due 2026, including the original notes and the exchange notes, in each case except as otherwise expressly provided or as the context otherwise requires.

The Issuer issued the original notes, and will issue the exchange notes, under an indenture, dated as of December 15, 2016, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth under “Where You Can Find More Information.” The terms of the exchange notes are substantially identical to the terms of the original notes, including interest rates and maturity, except that the exchange notes will not be subject to the transfer restrictions, registration rights and additional interest provisions applicable to the original notes.

The exchange notes and any original notes that remain outstanding after the consummation of the exchange offer will have the same terms, will constitute a single class of debt securities under the Indenture and, therefore, will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture.

The following is a summary of the material terms and provisions of the Notes. Certain terms used in this “Description of Notes” section are defined under “-Certain Definitions.”

A registered holder of a Note (each, a “Holder”) will be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

Brief Description of Notes and the Guarantees

The Notes

The Notes will be:

•	general unsecured obligations of the Company;

•	pari passu in right of payment with all of the Company’s existing and future unsecured, unsubordinated Indebtedness, including Indebtedness arising under the 2023 Notes;

•	effectively subordinated to all of the Company’s existing and future secured Indebtedness, including under the Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

•	senior in right of payment to any of the Company’s future Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes; and

•	structurally subordinated to all liabilities of the Company’s Subsidiaries that are not Guarantors.

The Subsidiary Guarantees

As of the Issue Date, the Notes will be guaranteed by all of the Restricted Subsidiaries of the Company that are guarantors of the 2023 Notes and the Indebtedness under the Credit Agreement.

The Guarantees of the Notes will be:

•	general unsecured obligations of each Guarantor;

•	pari passu in right of payment with all existing and future unsecured, unsubordinated Indebtedness of each Guarantor, including Indebtedness arising under such Guarantor’s guarantee of the 2023 Notes;

•	senior in right of payment to any future Indebtedness of each Guarantor that is, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee of such Guarantor; and

•

•
effectively subordinated to any secured Indebtedness of each Guarantor (including each Guarantor’s guarantee of the Credit Agreement) to the extent of the value of the assets securing such Indebtedness.

The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Subsidiary Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on adjusted net assets of each Guarantor.

As of December 31, 2016, the Company and the Guarantors had total secured Indebtedness of $1,013.5 million (excluding $25.9 million of letters of credit outstanding), and $845.6 million of additional secured Indebtedness was available to be borrowed under the Credit Agreement. The Indenture permits us and the Guarantors to incur additional Indebtedness, including secured Indebtedness. As of the date of this prospectus, all of our subsidiaries, including our Foreign Subsidiaries, are “Restricted Subsidiaries.” However, under the circumstances described below under the caption “-Certain Covenants-Unrestricted Subsidiaries,” we are permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and will not guarantee these Notes. As of the date of this prospectus, all of our Subsidiaries, except for our Foreign Subsidiaries and AeroGrow International, Inc., a Nevada corporation; American Agritech, L.L.C., an Arizona limited liability company; Scotts Global Services, Inc., an Ohio corporation; Scotts Global Investments, Inc., a Delaware corporation; and Teak 2, Ltd., a Delaware corporation, will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our non-guarantor subsidiaries generated 19.4% of our consolidated net sales and 5.5% of our consolidated net income for the fiscal year ended September 30, 2016 and accounted for 24.9% of our consolidated assets and 23.8% of our consolidated liabilities as of December 31, 2016. As of December 31, 2016, the notes and the guarantees were structurally subordinated to $131.2 million of indebtedness of the non-guarantor subsidiaries.

The Subsidiary Guarantee of a Guarantor will be released:

(1) upon any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), in accordance with the Indenture, to any Person other than the Company or any Restricted Subsidiary;

(2) if such Guarantor merges with and into the Company, with the Company surviving such merger;

(3) if such Guarantor is designated an Unrestricted Subsidiary in accordance with the Indenture or otherwise ceases to be a Restricted Subsidiary (including by way of liquidation or dissolution) in a transaction permitted by the Indenture;

(4) if we exercise our Legal Defeasance option or Covenant Defeasance option as described under “-Legal Defeasance and Covenant Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture as described under “-Satisfaction and Discharge”;

(5) if such Guarantor ceases to be a Restricted Subsidiary and such Guarantor is not otherwise required to provide a Guarantee of the Notes pursuant to the provisions described under “-Certain Covenants-Additional Subsidiary Guarantees”;

(6) at the election of the Company following such Guarantor’s release as a guarantor under the Credit Agreement and the 2023 Notes, except a release by or as a result of the repayment of the Credit Agreement or the 2023 Notes; or

(7) if a Domestic Restricted Subsidiary required to become a Guarantor following the Issue Date by virtue of the provisions described under “-Certain Covenants-Additional Subsidiary Guarantees” thereafter ceases to Guarantee or be a primary obligor with respect to (as applicable) the underlying obligation (other than the Credit Agreement or the 2023 Notes) initially giving rise to the creation of such Guarantee.

Principal, Maturity and Interest

The Company may issue additional Notes (the “Additional Notes”) having identical terms and conditions as the Notes except for issue date, issue price and first interest payment date. The Notes and any Additional Notes subsequently issued would be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, redemption and offers to purchase. Any offering of Additional Notes under the Indenture is subject to the covenant described below under the caption “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock.”

The original notes were and the exchange notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on December 15, 2026.

Interest on the Notes will accrue at the rate of 5.250% per annum. Interest is payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2017. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding June 1 and December 1.

Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on the Notes owned by such Holder in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their respective addresses set forth in the register of Holders.

We will pay principal of, premium, if any, and interest on, the Notes in global form registered in the name of The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Notes.

Paying Agent and Registrar for the Notes

The Trustee is currently the Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Optional Redemption

On or after December 15, 2021, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Redemption Year	Price
2021	102.625%
2022	101.750%
2023	100.875%
2024 and thereafter	100.000%

Prior to December 15, 2019, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding after each such redemption; and

(2) the redemption occurs within 60 days after the closing of such Equity Offering.

In addition, at any time prior to December 15, 2021, the Company may redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at December 15, 2021 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note (excluding accrued and unpaid interest to such redemption date) through December 15, 2021, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 15, 2021; provided, however, that if the period from the redemption date to December 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

If an optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

Selection and Notice of Redemption

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis subject to adjustment for minimum denominations.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address.

Notice of any redemption of Notes may, at the Company’s discretion, be subject to one or more conditions precedent. If such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all of such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date as stated in such notice, or by the redemption date as so delayed. The Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. The Company will provide prompt written notice to the Trustee rescinding any such conditional redemption in the event that any such condition precedent shall not have occurred, and thereafter such redemption and notice of redemption shall be rescinded and of no force or effect. Upon receipt of such notice from the Company rescinding such conditional redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Offer to Repurchase upon Change of Control

If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes pursuant to the “Change of Control Offer.” In the Change of Control Offer, the Company will offer a “Change of Control Payment” in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest to the date of purchase. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the “Change of Control Payment Date” specified in such notice, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

A Change of Control will constitute an event of default under the Credit Agreement and may constitute an event of default under other Credit Facilities or Receivables Financings. Agreements governing existing or future Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness (including the 2023 Notes) to be repurchased or repaid upon a Change of Control. The Credit Agreement prohibits, and the agreements governing existing or future Indebtedness of the Company may prohibit, the Company from repurchasing the Notes upon a Change of Control unless the Indebtedness governed by the Credit Agreement or the agreements governing such existing or future Indebtedness, as the case may be, has been repurchased or repaid. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. The Company’s ability to pay cash to the Holders upon a repurchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. In addition, we cannot assure you that in the event of a Change of Control the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer. In addition, the definition of “Change of Control” under the Indenture may not correspond exactly to the definition of “change of control” (or similar term) under the Company’s other Indebtedness (including the 2023 Notes), and as a result, a “change of control” offer may be made to holders of all or some of such other Indebtedness after a transaction that does not constitute a Change of Control under the Indenture.

The Company will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Offer to Repurchase by Application of Excess Proceeds of Asset Sales

The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of, as approved in good faith by the Company’s Board of Directors; and

(2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision only (and specifically not for the purposes of the definition of “Net Proceeds”), each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets;

(ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that within 180 days are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(iii) the fair market value of (x) any assets (other than securities or current assets) received by the Company or any Restricted Subsidiary that will be used or useful in a Related Business, (y) Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary or (z) a combination of (x) and (y); provided that the determination of the fair market value of assets or Equity Interests in excess of $75.0 million received in any transaction or series of related transactions shall be evidenced by an officers’ certificate delivered to the Trustee.

Within a period of 450 days (commencing after the Issue Date) before or after the receipt of any Net Proceeds of any Asset Sale (provided that if during such 450-day period after the receipt of any such Net Proceeds the Company (or the applicable Restricted Subsidiary) enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (B), (D) or (E) of this paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement)), the Company or such Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale:

(A) to repay, prepay, redeem or repurchase Indebtedness (other than securities) under Credit Facilities or Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness of such Restricted Subsidiary owed to the Company or any of its Restricted Subsidiaries) and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility (or effect a permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so (in which case no prepayment shall be required));

(B) to acquire Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged in a Related Business that shall become a Restricted Subsidiary immediately upon the acquisition of such Equity Interests by the Company or the applicable Restricted Subsidiary;

(C) to make capital expenditures;

(D) to acquire other assets (other than securities or current assets) that will be used or useful in a Related Business;

(E) to make Investments in joint ventures pursuant to clauses (13) and (14) of the definition of “Permitted Investments”; or

(F) a combination of prepayment and investment permitted by the foregoing clauses (A), (B), (C), (D) and (E).

Pending the final application of such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce borrowings under the Credit Facilities or any other revolving credit facility or Receivables Financings, if any, or otherwise invest such Net Proceeds in Cash Equivalents, in each case in a manner not prohibited by the Indenture. Subject to the last sentence of this paragraph, on the 451st day (as extended pursuant to the provisions in the preceding paragraph) after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Proceeds relating to such Asset Sale as set forth in clause (A), (B), (C), (D), (E) or (F) of the second preceding sentence (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Proceeds which have not been applied (or committed to be applied pursuant to a definitive agreement as described above) on or before such Net Proceeds Offer Trigger Date as permitted in clauses (A), (B), (C), (D), (E) or (F) of the second preceding sentence (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date (the “Net Proceeds Offer Payment Date”) not less than

30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and, if required by the terms of any other Indebtedness of the Company ranking pari passu with the Notes in right of payment and which has similar provisions requiring the Company either to make an offer to repurchase or to otherwise repurchase, redeem or repay such Indebtedness with the proceeds from Asset Sales, including the 2023 Notes and the related Guarantees thereof (the “Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis (in proportion to the respective principal amounts or accreted value, as the case may be, of the Notes and any such Pari Passu Indebtedness) an aggregate principal amount of Notes (plus, if applicable, an aggregate principal amount or accreted value, as the case may be, of the Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (or 100% of the principal amount or accreted value, as the case may be, of such Pari Passu Indebtedness), plus accrued and unpaid interest thereon, if any, to the Net Proceeds Offer Payment Date; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $125.0 million resulting from one or more Asset Sales (at which time the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $125.0 million, shall be applied as required pursuant to this paragraph, and in which case the Net Proceeds Offer Trigger Date shall be deemed to be the earliest date that the Net Proceeds Offer Amount is equal to or in excess of $125.0 million).

Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in denominations of $2,000 or integral multiples of $1,000 in excess thereof in exchange for cash. To the extent that the aggregate principal amount of Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of the Pari Passu Indebtedness) validly tendered by the Holders thereof and not withdrawn exceeds the Net Proceeds Offer Amount, Notes of tendering Holders (and, if applicable, the Pari Passu Indebtedness tendered by the holders thereof) will be purchased on a pro rata basis (based on the principal amount of the Notes and, if applicable, the principal amount or accreted value, as the case may be, of any such Pari Passu Indebtedness tendered and not withdrawn). To the extent that the aggregate amount of the Notes (plus, if applicable, the aggregate principal amount or accreted value, as the case may be, of any Pari Passu Indebtedness) tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use such excess Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company or the applicable Restricted Subsidiary, as the case may be, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of the Indenture, the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of the Indenture by virtue thereof.

Certain Covenants

Covenant Suspension

If on any date following the Issue Date the Notes have an Investment Grade Rating from both Rating Agencies and no Default or Event of Default has occurred and is continuing under the Indenture, then beginning on that day and subject to the provisions of the following paragraph, the provisions specifically listed under the following captions in this prospectus will be suspended:

•	“-Repurchase at the Option of Holders-Offer to Repurchase by Application of Excess Proceeds of Asset Sales,”

•	“-Restricted Investments,”

•	“-Incurrence of Indebtedness and Issuance of Preferred Stock,”

•

•	“-Limitations on Layering Indebtedness,”

•	clause (a)(ii) of “-Certain Covenants-Merger, Consolidation or Sale of Assets,”

•	“-Dividend and Other Payment Restrictions Affecting Subsidiaries” and

•	“-Transactions with Affiliates”

(collectively, the “Suspended Covenants”). The period during which covenants are suspended pursuant to this section is called the “Suspension Period.”

In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the second preceding sentence and, subsequently, one of the Rating Agencies withdraws its ratings or downgrades the rating assigned to the Notes so that the Notes no longer have Investment Grade Ratings from both Rating Agencies or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will from such time and thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Investments made and Indebtedness incurred after the time of such withdrawal, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under the caption “-Restricted Investments” and “-Incurrence of Indebtedness and Issuance of Preferred Stock” as though such covenant had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing and any other provision of the Indenture, the Notes or the Guarantees, no Default or Event of Default shall be deemed to exist under the Indenture, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of the Subsidiaries shall bear any liability with respect to the Suspended Covenants for, (a) any actions taken or events occurring during a Suspension Period (including without limitation any agreements, preferred stock, obligations (including Indebtedness), or of any other facts or circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period) or (b) any actions required to be taken at any time pursuant to any contractual obligation entered into during a Suspension Period, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period.

Restricted Investments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Investment unless, at the time of and after giving effect to such Restricted Investment:

(a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b) the Company would, at the time of such Restricted Investment and after giving pro forma effect thereto as if such Restricted Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “-Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(c) such Restricted Investment, together with the aggregate amount of all other Restricted Investments made by the Company and its Restricted Subsidiaries (excluding Restricted Investments permitted by clauses (1) and (2) of the next succeeding paragraph) after the 2018 Notes Issue Date, is less than the sum, without duplication, of:

(i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the fiscal quarter in which the 2018 Notes Issue Date occurred to and ending on the last day of the fiscal quarter ended immediately prior to the date of such calculation for which internal financial statements are available at the time of such Restricted Investment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii) 100% of the aggregate net proceeds (including the fair market value of property other than cash) received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash (other than a sale to the Company or a Restricted Subsidiary) or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment; plus

(iv) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary.

As of December 31, 2016, the amount available for Restricted Investments pursuant to clause (c) above was $761.3 million.

The preceding provision will not prohibit: (1) Restricted Investments in an amount not to exceed $250.0 million outstanding at any time and (2) Permitted Additional Restricted Investments, in each case, so long as no Default shall have occurred and be continuing at the time of the making thereof.

The amount of all Restricted Investments (other than cash) shall be the fair market value on the date of the Restricted Investment of the asset(s) or securities in which the Company or its Restricted Subsidiary, as the case may be, proposes to invest. The fair market value of any assets or securities that are required to be valued by this covenant shall be approved in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of a Permitted Additional Restricted Investment, the Company shall deliver to the Trustee an officers’ certificate stating that such Permitted Additional Restricted Investment is permitted and setting forth the basis upon which the calculations required by this “Restricted Investments” covenant were computed.

Unrestricted Subsidiaries

The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” if the designation would not cause a Default. All outstanding Investments owned by the Company and its Restricted Subsidiaries in the designated Unrestricted Subsidiary will be treated as an Investment made at the time of the designation and will reduce the amount available for Restricted Investments or Permitted Investments, as applicable. All such outstanding Investments will be treated as Restricted Investments equal to the fair market value of such Investments at the time of the designation. The designation will not be permitted if such Restricted Investment would not be permitted at that time and if such Restricted Subsidiary does not otherwise meet the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary.”

Incurrence of Indebtedness and Issuance of Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Restricted Subsidiaries may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided further, that the amount of Indebtedness (including Acquired Debt), Disqualified Stock or preferred stock that may be incurred or issued, as applicable, by Restricted Subsidiaries that are not Guarantors, pursuant to the foregoing, shall not exceed $250.0 million at any one time outstanding.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an aggregate amount (with letters of credit being deemed to have an amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $2.75 billion, less the sum of (i) the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries to repay Indebtedness under Credit Facilities pursuant to the covenant described above under the caption “-Repurchase at the Option of Holders-Offer to Repurchase by Application of Excess Proceeds of Asset Sales” and (ii) the amount of Indebtedness in excess of $200.0 million incurred pursuant to clause (10) below of this paragraph;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (excluding any Additional Notes), the Subsidiary Guarantees of all Notes, the 2023 Notes and Subsidiary Guarantees of all 2023 Notes;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of assets used in the business of the Company or such Restricted Subsidiary, or in respect of a Sale and Leaseback Transaction, in an aggregate principal amount, and all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $125.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness incurred under clause (2) or (3) above or this clause (5) or pursuant to the first paragraph of this covenant;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, and such Indebtedness is held by a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) Indebtedness under Hedging Obligations entered into for bona fide hedging purposes of the Company or any Restricted Subsidiary and not for the purpose of speculation; provided that in the case of Hedging Obligations relating to interest rates, (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(8) the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant and could have been incurred (in compliance with this covenant) by the Person so guaranteeing such Indebtedness;

(9) the incurrence by any of the Company’s Foreign Subsidiaries of Indebtedness in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9), not to exceed (x) $125.0 million at any time outstanding plus (y) $100.0 million at any time outstanding; provided that any Indebtedness under this subclause (y) shall be supported by a letter of credit incurred under one or more Credit Facilities pursuant to clause (1) of this paragraph;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness pursuant to a Receivables Financing;

(11) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(12) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of security for workers’ compensation claims, payment obligations in connection with self-insurance, performance bonds, surety bonds or similar requirements in the ordinary course of business;

(13) indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing or in contemplation of any such acquisition; provided that (a) any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (13) and (b) in the case of a disposition, the maximum aggregate liability in respect of all such obligations outstanding under this clause (13) shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition; and

(14) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (14), not to exceed $250.0 million.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness in whole or in part) in any manner that complies with this covenant. In addition, the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be treated as an incurrence of Indebtedness; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding the foregoing, any Indebtedness outstanding pursuant to the Credit Agreement on the date of the Indenture will be deemed to have been incurred pursuant to clause (1) of the definition of “Permitted Debt.”

Notwithstanding the foregoing, the maximum amount of Indebtedness that may be incurred pursuant to this covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Protection Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Protection Agreement. The principal amount of any Permitted Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Protection Agreement, in which case the Permitted Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Permitted Refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Permitted Refinancing Debt is incurred.

Limitations on Layering Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated in the right of payment to the Notes or the Subsidiary Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness of the Company or such Restricted Subsidiary, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Restricted Subsidiary solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them, including intercreditor agreements that contain customary provisions requiring turnover by holders of junior prior liens of proceeds of collateral in the event that the security interests in favor of the holders of the senior priority in such intended collateral are not perfected or invalidated and similar customary provisions protecting the holders of senior priority liens.

Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) assign or convey any right to receive income on any asset now owned or hereafter acquired or (2) create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables on any asset now owned or hereafter acquired or on any income or profits therefrom except, in each case, Permitted Liens, unless the Notes and the Guarantees, as applicable, are

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Subsidiary Guarantee, effective provision is made to secure the Notes or such Subsidiary Guarantee, as the case may be, with a Lien on the same assets of the Company or such Restricted Subsidiary, as the case may be, that is prior to the Lien securing such subordinated obligation, in each case, for so long as such Obligation is secured by such Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(2) make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness, the 2023 Notes, the 2023 Notes Indenture and the Credit Agreement as in effect on the date of the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, the 2023 Notes, the 2023 Notes Indenture or the Credit Agreement, as in effect on the date of the Indenture;

(2) the Indenture, the Notes and the Guarantees;

(3) applicable law, rule, regulation, order, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company (including by way of merger) or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions in leases, licenses, contracts and other agreements entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) any agreement creating a Lien securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption “-Liens,” to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11) customary provisions applicable to Foreign Subsidiaries and other Non-Guarantors under terms of Indebtedness applicable thereto, in each case permitted to be incurred under the Indenture and in “support agreements” and Guarantees of any such Indebtedness, so long as, in the case of Non-Guarantors that are Domestic Restricted Subsidiaries, the Company determines in good faith that such restrictions or encumbrances will not adversely affect the Company’s ability to make payments of principal or interest on the Notes;

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) customary restrictions under Receivables Financings permitted to be incurred under the Indenture;

(14) any operating lease or Capital Lease Obligation, insofar as the provisions thereof limit the grant of a security interest in, or other assignment of, the related leasehold interest to any other Person; and

(15) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive, taken as a whole, than those in effect on the Issue Date pursuant to agreements in effect on the Issue Date.

Merger, Consolidation or Sale of Assets

(a) The Company will not, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis) for the Company and its Restricted Subsidiaries, whether as an entirety or substantially as an entirety, to any Person unless:

(i) either:

(1) the Company shall be the surviving or continuing corporation; or

(2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries as an entirety or substantially as an entirety (the “Surviving Entity”)

(x) shall be a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; and

(y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

(ii) immediately after giving pro forma effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described under “-Incurrence of Indebtedness and Issuance of Preferred Stock”; provided, however, that this clause (ii) shall not apply during any Suspension Period;

(iii) immediately after giving effect to such transaction or series of transactions and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt, in each case, incurred or anticipated to be incurred and any Lien granted in connection with or in respect of such transaction), no Default or Event of Default shall have occurred and be continuing; and

(iv) the Company or such Surviving Entity, as the case may be, shall have delivered to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding the foregoing, the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction shall be permitted without regard to clause (ii) of the immediately preceding paragraph. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital

Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Indenture provides that upon any consolidation or merger of the Company or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, the Notes and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as such; provided, however, that the Company shall not be released from its obligations under the Indenture, the Notes or the Registration Rights Agreement in the case of a lease.

(b) Each Guarantor will not, and the Company will not cause or permit any Guarantor to, directly or indirectly, in a single transaction or series of related transactions, consolidate or merge with or into any Person other than the Company or any other Guarantor unless:

(i) if the Guarantor was a corporation or limited liability company under the laws of the United States, any State thereof or the District of Columbia, the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation or limited liability company organized and existing under the laws of the United States, any State thereof or the District of Columbia;

(ii) such entity assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee; and

(iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, the requirements of the immediately preceding paragraph will not apply to any transaction pursuant to which such Guarantor is permitted to be released from its Subsidiary Guarantee in accordance with the provisions described under the last paragraph of “Brief Description of Notes and the Guarantees-The Subsidiary Guarantees.”

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, loan or guarantee with, or for the benefit of, any Affiliate of the Company or any of its Restricted Subsidiaries (each, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $100.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) transactions between or among the Company and/or its Restricted Subsidiaries and transactions between or among Restricted Subsidiaries;

(2) Restricted Investments that are permitted by the provisions of the Indenture described above under the caption “-Restricted Investments”;

(3) customary transactions in connection with a Receivables Financing or an industrial revenue bond financing;

(4) reasonable fees and compensation paid to (including issuances and grants of Equity Interests of the Company, employment agreements and stock option and ownership plans for the benefit of), and indemnity and insurance provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary in the ordinary course of business as approved in good faith by the Company’s Board of Directors or senior management;

(5) (x) any agreement in effect on the Issue Date and disclosed in this prospectus (including by incorporation by reference), as in effect on the Issue Date or as thereafter amended or replaced in any manner, that, taken as a whole, is not more disadvantageous to the Holders or the Company in any material respect than such agreement as it was in effect on the Issue Date or (y) any transaction pursuant to any agreement referred to in the immediately preceding clause (x); or

(6) loans or advances to employees and officers of the Company and its Restricted Subsidiaries permitted by clause (9) of the definition of “Permitted Investments.”

Additional Subsidiary Guarantees

If, after the date of the Indenture, (a) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Domestic Restricted Subsidiary) (x) guarantees any revolving loans, term loans or capital markets Indebtedness of the Company or a Guarantor or (y) otherwise incurs any revolving loans, term loans or capital markets Indebtedness, in the case of either (x) or (y) above in an aggregate principal amount in excess of $50.0 million, (b) any Domestic Restricted Subsidiary of the Company (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary) becomes a borrower or guarantor under any revolving loans, term loans or capital markets Indebtedness (including, without limitation, the Credit Agreement and any Credit Facility incurred pursuant to clause (1) of the covenant described under “-Incurrence of Indebtedness and Issuance of Preferred Stock”) or a guarantor under the 2023 Notes or (c) the Company otherwise elects to have any Restricted Subsidiary become a Guarantor, then, in the case of clauses (a) and (b) within 15 Business Days of the event under such clause occurring (so long as such Domestic Restricted Subsidiary was not a Guarantor immediately prior to such event) and in the case of clause (c) at the Company’s election, the Company shall cause such Restricted Subsidiary to:

(i) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Subsidiary Guarantee; and

(ii) deliver to the Trustee one or more Opinions of Counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Limitation on Sale and Leaseback Transactions

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(1) the Company or such Restricted Subsidiary would be entitled to:

(a) incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to such Sale and Leaseback Transaction pursuant to the covenant described under “-Incurrence of Indebtedness and Issuance of Preferred Stock”; and

(b) create a Lien on such property securing such Attributable Indebtedness without also securing the Notes or the applicable Guarantee pursuant to the covenant described under “-Liens”; and

(2) such Sale and Leaseback Transaction is effected in compliance with the covenant described under “-Repurchase at the Option of Holders-Offer to Repurchase by Application of Excess Proceeds of Asset Sales.”

Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section 13(a) or 15(d) of the Exchange Act:

(l) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations for a company subject to reporting under Section l3(a) or 15(d) of the Exchange Act (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Notwithstanding the foregoing, to the extent the Company files the information and reports referred to in clauses (1) and (2) above with the SEC and such information is publicly available on the Internet, the Company shall be deemed to be in compliance with its obligations to furnish such information to the Holders of the Notes and to make such information available to securities analysts and prospective investors.

Events of Default and Remedies

Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of the principal of or premium, if any, on the Notes (including default in payment when due in connection with the purchase of Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase);

(3) failure by the Company to comply with its obligations under “-Certain Covenants Merger, Consolidation or Sale of Assets”;

(4) a default by the Company in the observance or performance of its obligations under “-Certain Covenants-Reports” which default continues for a period of 90 days;

(5) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders (with a copy to the Trustee) of at least 25% of the outstanding principal amount of the Notes;

(6) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereto) the principal amount of any Indebtedness of the Company or any Significant Subsidiary of the Company, or any other default resulting in the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $100.0 million or more at any time; provided that if any such default is cured or waived or any acceleration rescinded or such Indebtedness is repaid within a period of ten (10) days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the Indenture and any consequential acceleration of the Notes shall automatically be rescinded so long as such rescission does not conflict with any judgment or decree;

(7) one or more judgments in an aggregate amount in excess of $100.0 million (to the extent not covered by independent third party insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(8) except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; or

(9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary.

If an Event of Default (other than an Event of Default specified in clause (9) above with respect to the Company) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture.

If an Event of Default specified in clause (9) above occurs and is continuing with respect to the Company, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived except non-payment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if we have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

The Holders of a majority in principal amount of the then outstanding Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. No single Holder will have any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless such Holder has notified the Trustee of a continuing Event of Default and the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered such reasonable indemnity as the Trustee may require, to the Trustee to institute such proceeding, the Trustee has failed to institute such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations will not apply, however, to a suit instituted by the Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates therefor.

Under the Indenture, we will be required to provide an officers’ certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default that has occurred and, if applicable, describe such Default or Event of Default and the status thereof; provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture or any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than any such default under the Indenture resulting solely from the borrowing of funds to be applied to such deposit);

(6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8) the Company must deliver to the Trustee an officers’ certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(9) certain other customary conditions precedent are satisfied.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when either:

(a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company as provided in the Indenture) have been delivered to the Registrar for cancellation, and

(i) the Company has paid all sums payable under the Indenture by the Company, and

(ii) the Company has delivered to the Trustee an officers’ certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with; or

(b) the Company shall have given notice of redemption of all of the Notes, all of the Notes shall have otherwise become due and payable or all of the Notes will become due and payable, or may be called for redemption, within one year, and

(i) the Company has irrevocably deposited or caused to be deposited with the Trustee or another trustee funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of or default under any other instrument to which the Company is a party or by which it is bound;

(iii) the Company has paid all other sums payable under the Indenture; and

(iv) the Company has delivered to the Trustee an officers’ certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Transfer and Exchange

A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer of or exchange any Note between a record date and the next succeeding interest payment date.

The original notes were, and the exchange notes will be, issued in registered form and the registered holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and the Subsidiary Guarantees of the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, including the waiver of Defaults or Events of Default, or to a rescission and cancellation of a declaration of acceleration of the Notes;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment;

(6) change the price payable by the Company for Notes repurchased pursuant to the provisions described above under “-Offer to Repurchase upon Change of Control” and “-Offer to Repurchase by Application of Excess Proceeds of Asset Sales” or after the occurrence of a Change of Control, modify or change in any material respect the obligation of the Company to make and consummate a Change of Control Offer or modify any of the provisions or definitions with respect thereto;

(7) waive a default in the payment of principal of or interest on any Note; provided that this clause (7) shall not limit the right of the Holders of a majority in aggregate principal amount of the outstanding Notes to rescind and cancel a declaration of acceleration of the Notes following delivery of an acceleration notice as described above under “-Events of Default and Remedies”;

(8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except as permitted by the Indenture;

(9) make any change in the preceding amendment and waiver provisions; or

(10) contractually subordinate the Notes or the Subsidiary Guarantees to any other Indebtedness.

Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect in any material respect the legal rights under the Indenture of any such Holder;

(5) to add any Person as a Guarantor;

(6) to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to remove a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable in respect of its Subsidiary Guarantee;

(8) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(9) to secure all of the Notes;

(10) to add to the covenants of the Company or any Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor; and

(11) to conform the Indenture or the Notes to this “Description of Notes.”

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all of the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Concerning the Trustee

The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Trustee also serves as a lender under the Credit Agreement and as the trustee under the indenture governing the 2023 Notes.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“2018 Notes Issue Date” means January 14, 2010.

“2023 Notes” means those certain 6.000% senior notes due 2023 issued by the Company to certain holders thereof under the 2023 Notes Indenture on the 2023 Notes Issue Date.

“2023 Notes Indenture” means that certain indenture among the Company, the Guarantors and the Trustee, dated as of October 13, 2015, as amended, supplemented and modified by that certain First Supplemental Indenture, dated as of May 26, 2016, as may be further amended, supplemented and modified.

“2023 Notes Issue Date” means October 13, 2015.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights, including by means of a Sale and Leaseback Transaction, but other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “-Change of Control” and/or the provisions described above under the caption “-Merger, Consolidation or Sale of Assets” and not by the provisions of the “Offer to Repurchase by Application of Excess Proceeds of Asset Sales” covenant; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that: (a) involves assets having an aggregate fair market value of less than $100.0 million; or (b) results in aggregate net proceeds to the Company and its Subsidiaries of less than $100.0 million;

(2) a transfer of assets (a) between or among the Company and its Restricted Subsidiaries, (b) by a Restricted Subsidiary to the Company or any of its Restricted Subsidiaries or (c) by the Company or any of its Restricted Subsidiaries to any Restricted Subsidiary of the Company that is not a Restricted Subsidiary if, in the case of this clause (c), the Company or the Restricted Subsidiary, as the case may be, either retains title to or ownership of the assets being transferred or receives consideration at the time of such transfer at least equal to the fair market value of the transferred assets;

(3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4) the sale, transfer or discount of any receivables pursuant to a Receivables Financing that is otherwise permitted by the Indenture;

(5) any Permitted Investment or any Restricted Investment that is permitted by the covenant described above under the caption “Certain Covenants-Restricted Investments”;

(6) a disposition of inventory in the ordinary course of business or a disposition of obsolete equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in the ordinary course of business;

(7) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company governed by, and made in accordance with, “-Certain Covenants-Merger, Consolidation or Sale of Assets”;

(8) the grant of Liens permitted by the covenant described under “-Certain Covenants-Liens” above;

(9) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(10) any restructuring, regardless of whether accomplished by liquidation, contribution, distribution, merger or any other technique, whereby the ownership of Foreign Subsidiaries is changed, so long as each such Foreign Subsidiary that is a Restricted Subsidiary of the Company prior to such restructuring remains, directly or indirectly, a Restricted Subsidiary of the Company after such restructuring.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Average Net Indebtedness” means the average of the Net Indebtedness of the Company at the end of each of the four fiscal quarters comprising the Reference Period for which the Leverage Ratio is being calculated.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, as to any Person, the board of directors, manager, member or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person (or any duly authorized committee thereof) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other ownership interest that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition;

(b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of one year or less from the date of acquisition issued by any commercial bank organized (i) under the laws of the United States or any state thereof (ii) under the laws of any member state of the European Union or political subdivision thereof or (iii) under the laws of any other sovereign nation or political subdivision thereof not targeted for sanctions by the Office of Foreign Assets Control of the U.S. Department of Treasury, in each case to the extent having combined capital and surplus of not less than $300,000,000;

(c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;

(d) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government;

(e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition;

(g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or

(h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Change of Control” means the occurrence of any of the following:

(l) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4) the consolidation or merger of the Company with or into any Person, or the consolidation or merger of any Person with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, excluding any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) consolidated net interest expense of such Person and its Restricted Subsidiaries for such period whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to

Hedging Obligations but excluding amortization of debt issuance costs), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period and any non-cash charge, expense or loss relating to write-offs, writedowns or reserves with respect to accounts receivable or inventory) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus (or minus)

(4) for purposes of calculating the Fixed Charge Coverage Ratio only, any non-recurring expenses or losses (or income or gains); minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption “-Certain Covenants-Dividend and Other Payment Restrictions Affecting Subsidiaries”).

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is (i) accounted for by the equity method of accounting or is not a Restricted Subsidiary or (ii) an Unrestricted Subsidiary shall, in each case, be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in effect on the 2018 Notes Issue Date and other than restrictions that are created or exist in compliance with the covenant under the caption “-Certain Covenants-Dividend and Other Payment Restrictions Affecting Subsidiaries”); and

(3) the cumulative effect of a change in accounting principles shall be excluded.

“Consolidated Total Assets” of the Company as of any date means all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on the consolidated balance sheet of the Company and its Restricted Subsidiaries on the last day of the fiscal quarter immediately preceding such date for which internal financial statements are available at the time of calculation, after giving pro forma effect to all transactions occurring subsequent to the end of such fiscal quarter and on or prior to such date of calculation which gave or gives rise to the need to calculate Consolidated Total Assets.

“Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement, dated as of October 29, 2015, by and among the Company, the subsidiary borrowers parties thereto and the banks and other financial institutions from time to time parties thereto as agents and lenders, and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

“Credit Facility” means, with respect to the Company or any of its Restricted Subsidiaries:

(1) the Credit Agreement; and

(2) one or more debt facilities (which may be outstanding at the same time) or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

“Domestic Restricted Subsidiary” means, with respect to the Company, any Restricted Subsidiary that was formed under the laws of the United States of America, any State thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale for cash by the Company of its Common Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

“Exclusive Agency and Marketing Agreement” means the Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company LLC and Monsanto Company, dated as of September 30, 1998 (as amended as of March 10, 2005 and March 28, 2008 and by that certain Amendment to Amended and Restated Exclusive Agency and Marketing Agreement between The Scotts Company LLC and Monsanto Company, dated as of May 15, 2015), as the same may be amended, modified, restated, extended, renewed or replaced from time to time.

“Existing Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the 2023 Notes and the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period (for purposes of this definition, the “Reference Period”), the ratio of Consolidated Cash Flow of such Person for the Reference Period to the Fixed Charges of such Person for the Reference Period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) or issues or redeems preferred stock, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or such issuance or redemption of preferred stock and all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations and Attributable Indebtedness, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and other non-cash amortization; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means, with respect to the Company, any Subsidiary that was not formed under the laws of the United States of America or any state thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means:

(1) each Restricted Subsidiary of the Company on the date of the Indenture, except for Foreign Subsidiaries and AeroGrow International, Inc., a Nevada corporation; American Agritech, L.L.C., an Arizona limited liability company; Scotts Global Services, Inc., an Ohio corporation; Scotts Global Investments, Inc., a Delaware corporation; and Teak 2, Ltd., a Delaware corporation; and

(2) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

“Indebtedness” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following:

(i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the ordinary course of business;

(ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments;

(iii) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (other than to the extent secured by cash or Cash Equivalents);

(iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets);

(v) all Capital Lease Obligations of such Person (but excluding obligations under operating leases);

(vi) the maximum fixed redemption or repurchase price of Disqualified Stock in such Person at the time of determination;

(vii) any Hedging Obligations of such Person at the time of determination;

(viii) any Attributable Indebtedness; and

(ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Indebtedness or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, dividends or other distributions.

For purposes of the foregoing:

(a) the maximum fixed repurchase price of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock was repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that, if such Disqualified Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock;

(b) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof;

(c) the amount of any Indebtedness described in clause (ix)(A) above shall be the maximum liability under any such Guarantee;

(d) the amount of any Indebtedness described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the fair market value of such property or other assets; and

(e) interest, fees, premium, and expenses and additional payments, if any, will not constitute Indebtedness.

Notwithstanding the foregoing, in connection with the purchase or sale by the Company or any Restricted Subsidiary of any assets or business, the term “Indebtedness” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the other party may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that such amount would not be required to be reflected on the face of a balance sheet prepared in accordance with GAAP.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Rabo Securities USA, Inc., U.S. Bancorp Investments, Inc., TD Securities (USA) LLC, Mizuho Securities USA Inc., Scotia Capital (USA) Inc., Citizens Capital Markets, Inc., BB&T Capital Markets, a division of BB&T Securities, LLC, Fifth Third Securities, Inc., BBVA Securities Inc. and SMBC Nikko Securities America, Inc.

“interest” means, with respect to the Notes, interest on the Notes.

“Investment Grade Rating” means a debt rating of the Notes of BBB- or higher by S&P and Baa3 or higher by Moody’s or the equivalent of such ratings by S&P and Moody’s or in the event S&P or Moody’s shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the covenant described above under the caption “Certain Covenants-Unrestricted Subsidiaries.”

“Issue Date” means the date of first issuance of the Notes under the Indenture.

“joint venture” means any joint venture which is, directly or indirectly, engaged primarily in a Related Business, and the Equity Interests of which are owned by the Company and/or any of its Restricted Subsidiaries and/or one or more Persons other than the Company and/or any of its Affiliates.

“Leverage Ratio” means, with respect to any specified Person as of any date, the ratio of (i) Average Net Indebtedness of such Person on such date to (ii) Consolidated Cash Flow of such Person for the period of four consecutive fiscal quarters ending on such date (for purposes of this definition and the definition of Average Net Indebtedness, the “Reference Period”). In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems or otherwise repays any Indebtedness (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement), or issues or redeems preferred stock, or makes any Specified Payment, in each case, after the end of the Reference Period and on or prior to the date of the event for which the calculation of the Leverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Leverage Ratio shall be calculated giving pro forma effect to (x) such incurrence, assumption, Guarantee, redemption or other repayment of Indebtedness, or (y) such issuance or redemption of preferred stock, or (z) such Specified Payment (including the incurrence of Indebtedness (without duplication of any incurrence included pursuant to the foregoing clause (x)) or the use of cash to fund such Specified Payment) and (I) all other such incurrences, assumptions, Guarantees, redemptions, repayments or issuances that occurred after the first day of the Reference Period and on or prior to the Calculation Date and (II) all other Specified Payments that occurred after the end of the Reference Period and on or prior to the Calculation Date, in each case, as if the same had occurred at the beginning of the Reference Period.

In addition, for purposes of calculating the Leverage Ratio:

(1) acquisitions, dispositions or Investments outside the ordinary course of business that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, after the first day of the Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded;

(3) the Indebtedness attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

(4) in giving pro forma effect to a Specified Payment, to the extent that the Specified Payment would have exceeded the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries that would have been available to fund such Specified Payment as of any date that Net Indebtedness is calculated, the amount of such excess shall be deemed to have been funded by additional Indebtedness.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

(2) any non-cash expenses attributable to grants or exercises of employee stock options.

“Net Indebtedness” means, in respect of any Person at any date, (a) the aggregate outstanding principal amount of all Indebtedness for borrowed money of such Person and its Restricted Subsidiaries at such date, plus (b) all other items which would properly be included as indebtedness, determined in accordance with GAAP, on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date, minus (c) unrestricted cash and Cash Equivalents set forth on the consolidated balance sheet of such Person and its Restricted Subsidiaries at such date.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Opinion of Counsel” means a written opinion from legal counsel, who may be internal counsel for the Company, or who is otherwise reasonably acceptable to the Trustee, complying with certain provisions in the Indenture.

“Permitted Additional Restricted Investment” means additional Restricted Investments made by the Company, if before and after giving pro forma effect to such Restricted Investment, the Leverage Ratio of the Company as of the end of the most recently ended fiscal quarter for which internal financial statements are available is less than 3.25:1.00.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Repurchase at the Option of Holders-Offer to Repurchase by Application of Excess Proceeds of Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) investments in accounts or notes receivable acquired in the ordinary course of business;

(7) [intentionally omitted;]

(8) any payment by the Company or any of its Restricted Subsidiaries pursuant to the Exclusive Agency and Marketing Agreement;

(9) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

(10) Investments in securities received in settlement of obligations of trade creditors or customers in the ordinary course of business or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers; and Investments made in settlement or exchange for extensions of trade credit (including trade receivables) by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be;

(11) workers’ compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business and endorsements of negotiable instruments and documents in the ordinary course of business;

(12) reclassification of any Investment initially made in the form of equity as a loan or advance, and reclassification of any Investment initially made in the form of a loan or advance as equity; provided in each case that the amount of such Investment is not increased thereby;

(13) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at any time outstanding, not to exceed $200.0 million; and

(14) Investments in joint ventures having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (14) that are at any time outstanding, not to exceed the greater of (x) $225.0 million and (y) 7.5% of Consolidated Total Assets.

“Permitted Liens” means:

(1) Liens securing Indebtedness under Credit Facilities incurred pursuant to clause (1) of the second paragraph under “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were not entered into in contemplation of such acquisition;

(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets financed with such Indebtedness and additions and improvements thereon;

(6) Liens existing on the date of the Indenture;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens securing Indebtedness or trade payables and any related obligations; provided that the aggregate amount of Indebtedness and trade payables secured by this clause (8) shall not exceed $100.0 million at any one time outstanding;

(9) Liens securing Attributable Indebtedness under Sale and Leaseback Transactions incurred in compliance with the covenant described under “-Certain Covenants-Limitation on Sale and Leaseback Transactions”; provided that the aggregate amount of Attributable Indebtedness secured by this clause (9) shall not exceed $100.0 million at any one time outstanding;

(10) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business; Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and any other Liens imposed by operation of law which do not materially affect the Company’s ability to perform its obligations under the Notes and the Indenture;

(11) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(12) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(13) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(14) any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(15) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(17) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(18) leases or subleases granted to others not interfering in any material respect with the business of the Company or its Restricted Subsidiaries;

(19) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(20) rights of banks to set off deposits against debts owed to said bank;

(21) Liens on securities and cash securing Hedging Obligations incurred pursuant to clause (7) of the second paragraph under “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock”;

(22) Liens arising from licensing agreements granted in the ordinary course of business and consistent with past practices which do not materially interfere with the ordinary conduct of business of the Company and its Restricted Subsidiaries; and

(23) Liens on accounts receivable originated by the Company and its Restricted Subsidiaries, any related assets and proceeds thereof that are sold, conveyed or otherwise transferred pursuant to a Receivables Financing permitted pursuant to clause (10) of the second paragraph of the covenant described under “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock”.

During any Suspension Period, the relevant clauses of the covenant entitled “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock” shall be deemed to be in effect solely for purposes of determining the amount available under clauses (1) and (5) above.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness) (such other Indebtedness, “Refinanced Indebtedness”); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Refinanced Indebtedness (plus the amount of reasonable expenses incurred in connection therewith including premiums paid, if any, to the holders thereto);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the Refinanced Indebtedness, and the portion, if any, of the Permitted Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes;

(3) if the Refinanced Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Refinanced Indebtedness;

(4) such Indebtedness shall not be incurred by a Restricted Subsidiary that is not a Guarantor to refinance debt of the Company or a Guarantor; and

(5) the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless, in the case of a redemption or refinancing, the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice, in which case such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within six months of the incurrence of the Refinancing Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate or unincorporated organization or government or any agency or political subdivision thereof or any other entity (including any subdivision or ongoing business of any such entity, or substantially all of the assets of any such entity, subdivision or business).

“Principals” means the Hagedorn Partnership, L.P. and the general partners of the Hagedorn Partnership, L.P. on the Issue Date and, in the case of such individuals, their respective executors, administrators and heirs and their families and trusts for their benefit.

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available (for reasons outside the control of the Company), a statistical rating agency or agencies, as the case may be, nationally recognized in the United States and selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P’s or Moody’s, or both, as the case may be.

“Receivables Financing” means, with respect to the Company or any of its Restricted Subsidiaries, any discounting, factoring or securitization arrangement pursuant to which the Company or any Restricted Subsidiary sells, conveys or otherwise transfers to a Restricted Subsidiary or any other Person, or grants a security interest in, any accounts receivable originated by the Company or such Restricted Subsidiary, as the case may be, together with any related assets, or pursuant to which ownership interests in, or notes, commercial paper, certificates or other debt instruments may be secured by such accounts receivable and related assets.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, as amended, supplemented or modified from time to time, and any similar agreement entered into in connection with the issuance of any Additional Notes.

“Related Business” means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related thereto.

“Related Party” with respect to any Principal means any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal.
“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Rating Services, a division of McGraw Hill, Inc., a New York corporation, or any successor rating agency.

“Sale and Leaseback Transactions” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the United States Securities and Exchange Commission.

“Significant Subsidiary” means (1) any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Exchange Act, as such Regulation is in effect on the date hereof and (2) any Restricted Subsidiary that when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries would constitute a Significant Subsidiary under clause (1) of this definition.

“Specified Payments” means Permitted Investments pursuant to clauses (13) and (14) of the definition of “Permitted Investments” and any Restricted Investments pursuant to the first paragraph and clauses (1) and (2) of the covenant “-Certain Covenants-Restricted Investments,” in each case, to the extent made in cash.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereto); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereto).

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation after the date of the Indenture of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “-Certain Covenants-Unrestricted Subsidiaries.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “-Certain Covenants-Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

If a Guarantor is designated as an Unrestricted Subsidiary, the Subsidiary Guarantee of that Guarantor shall be released. If an Unrestricted Subsidiary becomes a Restricted Subsidiary, such Restricted Subsidiary shall become a Guarantor in accordance with the terms of the Indenture. Notwithstanding the foregoing, no Subsidiary of the Company shall be designated an Unrestricted Subsidiary during any Suspension Period.

“U.S. Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purpose of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Government Obligations” means direct non-callable obligations of, or guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the exchange of the original notes for the exchange notes pursuant to the exchange offer and the ownership and disposition of the exchange notes acquired by holders pursuant to the exchange offer. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial authorities and administrative interpretations, in each case as of the date of this prospectus, all of which are subject to change and different interpretations, possibly with retroactive effect. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal income tax consequences of the exchange of the original notes for the exchange notes and the ownership and disposition of the exchange notes.

This discussion deals only with original notes and exchange notes that are held as capital assets by a holder who exchanges original notes for exchange notes pursuant to the exchange offer. This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, regulated investment companies, tax-exempt entities, dealers in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, U.S. holders that hold original notes or exchange notes through non-U.S. brokers or other non-U.S. intermediaries, persons subject to the alternative minimum tax, U.S. expatriates and former long-term residents of the United States or persons that hold original notes or exchange notes as part of a hedge, wash sale, conversion transaction, straddle or other risk reduction transaction. Moreover, this discussion does not address the tax consequences arising under any applicable state, local or non-U.S. tax laws or the application of any U.S. federal taxes other than U.S. federal income taxes (such as U.S. federal estate or gift taxes).

If any entity treated as a partnership for U.S. federal income tax purposes holds original notes or exchange notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering the exchange of original notes for exchange notes, you are urged to consult your own tax advisor about the tax consequences of exchanging the original notes for the exchange notes and owning and disposing of the exchange notes.

Holders considering the exchange of original notes for exchange notes should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situations and the applicability and effect of state, local or foreign tax laws and tax treaties.

Exchange Offer

The exchange of the original notes for the exchange notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the original notes. Consequently, a holder will not recognize gain or loss upon receipt of an exchange note in exchange for an original note. The holding period of an exchange note will include the holding period of the original note exchanged for such exchange note, and the initial tax basis of an exchange note will be the same as the adjusted tax basis in the exchanged original note immediately before the exchange.

Effect of Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts on the exchange notes that are in excess of the stated interest on, or principal amount of, the exchange notes and/or the timing of payments on the exchange notes may be affected. See, for example, “Description of Notes-Optional Redemption” and “Description of Notes-Repurchase at the Option of Holders-Offer to Repurchase upon Change of Control.” Certain debt instruments that provide for one or more contingent payments are subject to U.S. Treasury

Regulations governing contingent payment debt instruments. A payment is not treated as a contingent payment under these U.S. Treasury Regulations if, as of the issue date of the debt instrument, the likelihood that such payment will be made is “remote” or such contingency is considered “incidental.” We intend to take the position that the possibility that any such excess payment will be made is remote and/or incidental and, accordingly, we do not intend to treat the exchange notes as contingent payment debt instruments. Under applicable U.S. Treasury Regulations, our determination that such contingencies are remote and/or incidental is binding on all holders of the exchange notes (other than holders that properly disclose to the IRS that they are taking a different position) but is not binding on the IRS. The IRS may take a contrary position that, if sustained, could require holders subject to U.S. federal income taxation to accrue ordinary interest income on the exchange notes at a rate in excess of the rate of stated interest and to treat any gain recognized on a sale or other taxable disposition of an exchange note as ordinary interest income rather than as capital gain. The remainder of this discussion assumes that the exchange notes are not contingent payment debt instruments.

Tax Consequences to U.S. Holders

You are a “U.S. holder” for purposes of this discussion if you are a beneficial owner of an original note or exchange note and, for U.S. federal income tax purposes, you are:

•	an individual who is a citizen or a resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

Stated Interest on the Exchange Notes

Stated interest on the exchange notes generally will be taxable to a U.S. holder as ordinary interest income at the time such stated interest is received or accrued in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Market Discount

If a U.S. holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount that was less than its principal amount, the amount of the difference will be treated as market discount for U.S. federal income tax purposes. Any market discount applicable to an original note will carry over to the exchange note received in exchange for such original note. The amount of any market discount will be treated as de minimis and will be disregarded if it is less than one-quarter of one percent (0.25%) of the principal amount of the original note, multiplied by the number of complete years to maturity at the time that such original note was purchased by the U.S. holder. The rules described below do not apply to a U.S. holder who purchased an original note that has de minimis market discount.

Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, redemption, retirement or other taxable disposition of, an exchange note as ordinary income to the extent of any accrued market discount (on the original note or the exchange note) that has not previously been included in income. If a U.S. holder disposes of an exchange note in an otherwise nontaxable transaction (other than certain specified nonrecognition transactions), the U.S. holder will be required to include any accrued market discount as ordinary income as if the U.S. holder had sold the exchange note at its then fair market value. In addition, a U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the original note or the exchange note received in exchange for the original note.

Market discount accrues ratably during the period from the date on which a U.S. holder acquired the original note through the maturity date of the exchange note (for which the original note was exchanged), unless the U.S. holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. holder may elect to include market discount in income currently as it accrues (either ratably or under the constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. If a U.S. holder elects to include market discount in income currently, the U.S. holder’s adjusted tax basis in an exchange note will be increased by any market discount included in income. A U.S. holder’s election to include market discount in income currently, once made, will apply to all market discount obligations acquired by the U.S. holder during or after the first taxable year in which the election is made and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors before making this election.

Amortizable Bond Premium

If a U.S. holder purchased an original note (which will be exchanged for an exchange note pursuant to the exchange offer) for an amount in excess of its principal amount, the excess will be treated as bond premium. Any bond premium applicable to an original note will carry over to the exchange note received in exchange for such original note. A U.S. holder generally may elect to amortize bond premium over the remaining term of an exchange note on a constant yield method. In such case, the U.S. holder will reduce the amount required to be included in income each year with respect to interest on the exchange note by the amount of amortizable bond premium allocable to such year. Because we may call the notes under certain circumstances at a price in excess of their principal amount, the deduction for amortizable bond premium may be reduced or delayed. A U.S. holder’s election to amortize bond premium on a constant yield method, once made, applies to all taxable bonds held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year for which the election is made and may not be revoked without the consent of the IRS.

If a U.S. holder elected to amortize bond premium on an original note, such election will carry over to the exchange note received in exchange for such original note. If a U.S. holder does not make this election, the U.S. holder will be required to include in gross income the full amount of interest on the exchange note in accordance with the U.S. holder’s regular method of accounting and will include the premium in the tax basis of the exchange note for purposes of computing the amount of any gain or loss recognized on a taxable disposition of the exchange note. U.S. holders should consult their own tax advisors concerning the computation and amortization of any bond premium on the exchange notes.

Disposition of the Exchange Notes

A U.S. holder generally will recognize capital gain or loss on a sale, redemption, exchange, retirement or other taxable disposition of an exchange note equal to the difference, if any, between (i) the amount realized on such disposition (excluding amounts attributable to any accrued but unpaid stated interest, which will be taxable as ordinary income to the extent the U.S. holder has not previously included such amounts in income) and (ii) the U.S. holder’s adjusted tax basis in the exchange note. The amount realized will equal the sum of any cash and the fair market value of any other property received on the disposition. A U.S. holder’s adjusted tax basis in an exchange note generally will equal the initial tax basis of such exchange note, increased by market discount previously included in gross income and decreased (but not below zero) by payments previously received other than stated interest payments and by amortized bond premium. Any such gain or loss will be long-term capital gain or loss if the holding period of the exchange note is more than one year at the time of the disposition. Long-term capital gains of non-corporate U.S. holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Payments of stated interest and the proceeds of a disposition (including a retirement or redemption) of exchange notes held by a U.S. holder may be reported to the IRS. These information reporting requirements, however, do not apply with respect to certain exempt U.S. holders, such as corporations.

Backup withholding (currently at a rate of 28%) may apply to payments of the foregoing amounts, unless the U.S. holder provides the applicable withholding agent with the U.S. holder’s taxpayer identification number, as well as certain other information, or otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. A U.S. holder subject to backup withholding may be allowed a credit in the amount withheld against such U.S. holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, such U.S. holder may be entitled to a refund, provided that the required information is timely furnished to the IRS.

Medicare Tax

Certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% Medicare tax on the lesser of (i) the U.S. holder’s “net investment income” in the case of an individual, or undistributed “net investment income” in the case of an estate or trust, in each case for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income in the case of an individual, or adjusted gross income in the case of an estate or trust, in each case for the relevant taxable year, over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its interest income and its net gains from a disposition of an exchange note, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you should consult your own tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the exchange notes.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” for purposes of this discussion if you are a beneficial owner of an original note or exchange note and you are, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

Interest on the Exchange Notes

Subject to the discussion below under the headings “-Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest on the exchange notes to a non-U.S. holder generally will be exempt from U.S. federal income and withholding tax under the “portfolio interest” exemption if the non-U.S. holder properly certifies as to its non-U.S. status, as described below, and:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
the non-U.S. holder is not a bank whose receipt of interest on the exchange notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

•	the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us; and

•	interest on the exchange notes is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder.

The portfolio interest exemption applies only if a non-U.S. holder appropriately certifies as to its non-U.S. status. A non-U.S. holder generally can meet this certification requirement by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) to the applicable withholding agent. If a non-U.S. holder holds the exchange notes through a financial institution or other agent acting on such non-U.S. holder’s behalf, such non-U.S. holder may be required to provide appropriate certifications to its agent. Such agent then generally will be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to U.S. federal withholding tax, currently at a 30% rate, unless (i) the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or appropriate substitute or successor form) claiming an exemption from (or a reduction of) withholding under an applicable income tax treaty or (ii) the payments of interest are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and the non-U.S. holder meets the certification requirements described below (see “-Income or Gain Effectively Connected with a U.S. Trade or Business”).

Disposition of the Exchange Notes

Subject to the discussion below under the headings “-Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale, redemption, exchange, retirement or other taxable disposition of an exchange note (other than amounts attributable to accrued and unpaid interest, which will be treated as described above under “-Interest on the Exchange Notes”) unless:

•	the gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business; or

•	the non-U.S. holder is an individual who has been present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met.

If you are a non-U.S. holder described in the first bullet point above, you generally will be subject to U.S. federal income tax as described below (see “-Income or Gain Effectively Connected with a U.S. Trade or Business”). If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax at a flat 30% rate (or a lower applicable income tax treaty rate) on the gain derived from the disposition, which may be offset by certain U.S.-source capital losses recognized in such taxable year.

Income or Gain Effectively Connected with a U.S. Trade or Business

If any interest on the exchange notes or gain from a sale, redemption, exchange, retirement or other taxable disposition of the exchange notes by a non-U.S. holder is effectively connected with a U.S. trade or business conducted by the non-U.S. holder, then the non-U.S. holder generally will be subject to U.S. federal income tax on such interest or gain on a net income basis in the same manner as a U.S. holder (unless an applicable income tax treaty provides otherwise). If interest received with respect to the exchange notes is effectively connected income (whether or not an income tax treaty applies), the U.S. federal withholding tax described above will not apply, assuming an appropriate certification is provided. A non-U.S. holder generally can meet the certification requirements by providing a properly executed IRS Form W-8ECI (or other applicable form) to the applicable withholding agent. In addition, if a non-U.S. holder is a corporation for U.S. federal income tax purposes, that portion of the non-U.S. holder’s earnings and profits that is attributable to such effectively connected income or gain, subject to certain adjustments, may be subject to a “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate).

Information Reporting and Backup Withholding

Payments to a non-U.S. holder of interest on an exchange note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS. Backup withholding (currently at a rate of 28%) generally will not apply to payments of interest on an exchange note to a non-U.S. holder if the certification described in “-Interest on the Exchange Notes” above is provided by the non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption.

Proceeds from a disposition (including a retirement or redemption) of an exchange note by a non-U.S. holder effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the non-U.S. holder properly certifies as to its non-U.S. status and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any proceeds from a disposition of an exchange note by a non-U.S. holder effected outside the United States by a non-U.S. office of a broker; however, if such broker has certain connections to the United States, then information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records of the non-U.S. holder’s non-U.S. status and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. A non-U.S. holder subject to backup withholding may be allowed a credit in the amount withheld against such non-U.S. holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, such non-U.S. holder may be entitled to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act imposes a U.S. federal withholding tax of 30% on payments of interest on, and the gross proceeds from a disposition (including a retirement or redemption) of, a debt instrument paid to certain non-U.S. entities, including certain foreign financial institutions and investment funds (including, in some instances, where such an entity is acting as an intermediary), unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Pursuant to IRS administrative guidance, this withholding tax generally will not apply to payments of gross disposition proceeds until January 1, 2019. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to these rules may be subject to different rules. Under certain circumstances, a beneficial owner of the exchange notes may be eligible for a refund or credit of such taxes. Holders of the exchange notes should consult their own tax advisors regarding the new withholding and reporting provisions.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and non-U.S. tax consequences of exchanging the original notes for the exchange notes and owning and disposing of the exchange notes, including the consequences of any proposed change in applicable laws.

BOOK ENTRY, DELIVERY AND FORM

The Global Notes

The original notes were issued in the form of one or more notes in global form, without interest coupons (the “global notes”), as follows:

•	notes sold to qualified institutional buyers (each, a “QIB”) under Rule 144A are represented by the Rule 144A global note;

•	notes sold in offshore transactions to non-U.S. persons in reliance on Regulation S are represented by the Regulation S global note; and

•	any notes sold in the secondary market to institutional accredited investors will be represented by the Institutional Accredited Investor global note.

Upon issuance, each of the global notes representing the original notes was deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. The exchange notes will also be issued in the form of one or more global notes that will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•
upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•
ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the Regulation S global note will initially be credited within DTC to Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), on behalf of the owners of such interests.

Investors may hold their interests in the Regulation S global note directly through Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in the Regulation S global note through organizations other than Euroclear or Clearstream that are DTC participants. Each of Euroclear and Clearstream will appoint a DTC participant to act as its depositary for the interests in the Regulation S global note that are held within DTC for the account of each settlement system on behalf of its participants.

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below. Each global note and beneficial interests in each global note will be subject to restrictions on transfer as described under “Notice to Investors.”

Exchanges among the Global Notes

Beneficial interests in one global note may generally be exchanged for interests in another global note. Depending on to which global note the transfer is being made, the trustee may require the seller to provide certain written certifications in the form provided in the indenture. In addition, in the case of a transfer of interests to the Institutional Accredited Investor global note, the trustee may require the buyer to deliver a representation letter in the form provided in the indenture that states, among other things, that the buyer is not acquiring notes with a view to distributing them in violation of the Securities Act.

A beneficial interest in a global note that is transferred to a person who takes delivery through another global note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other global note.

Pursuant to the terms of the indenture governing the notes, upon our satisfaction that the notes are no longer required to bear a restricted Securities Act legend in order to maintain compliance with the Securities Act, we may, at our option take the necessary action such that holders of notes bearing a restricted Securities Act legend may automatically exchange such notes for notes that do not bear a restricted Securities Act legend at any time on or after the 366th calendar day after the issue date of the notes.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. None of the Company, the trustee, or the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations; and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•
will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

•	certain other events provided in the indenture should occur.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for the one-year period following the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the date of the original issuance of the exchange notes, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year following the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the reasonable fees and disbursements of one counsel for the initial purchasers of the original notes). We also have agreed to indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the validity of the exchange notes will be passed upon for us by Vorys, Sater, Seymour and Pease LLP, Columbus, Ohio.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2016, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we filed with the SEC registering the offering and issuance of the exchange notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the exchange notes that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the entire registration statement for further information about us and the exchange notes.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public at the SEC’s website at http://www.sec.gov. You may also read and copy any materials that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

In addition, our common shares are listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

Our website address is www.scotts.com. We make available, free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are filed with or furnished to the SEC, and amendments to those reports, as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference in this prospectus of the information contained at that site.

INCORPORATION BY REFERENCE

We are “incorporating by reference” certain documents in this prospectus, which means that we are disclosing important information to you by referring you to other documents that contain such information. The information incorporated by reference in this prospectus is an important part of this prospectus. We incorporate by reference the following documents that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2016, as filed with the SEC on November 28, 2016;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016, as filed with the SEC on February 11, 2017; and

•	our Current Report on Form 8-K filed with the SEC on January 30, 2017.

We are also incorporating by reference in this prospectus all other documents (other than information furnished on Current Reports on Form 8-K under Item 2.02 or 7.01 and exhibits filed with such reports that are related to such items) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) on or after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (2) on or after the date of this prospectus and prior to the termination or completion of the offering of exchange notes under this prospectus.

Any statements contained in this prospectus or in documents incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

The Scotts Miracle-Gro Company
14111 Scottslawn Road
Marysville, Ohio 43041
Attention: General Counsel
(937) 644-0011

$250,000,000

The Scotts Miracle-Gro Company

________________________

Offer to exchange

any and all outstanding 5.250% Senior Notes due 2026
for
an equal principal amount of 5.250% Senior Notes due 2026 which have been registered under the Securities Act of 1933, as amended

________________________

PROSPECTUS
, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below, the Amended and Restated Articles of Incorporation and the Amended and Restated Regulations of The Scotts Miracle-Gro Company and the organizational documents of each of the co-registrants.

The California Corporation

California General Corporation Law

Section 317 of the California General Corporation Law (“CAGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was a director, officer, employee or other agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the person in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made (i) in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless an appropriate court determines, in view of all the circumstances of the case, that such person is fairly and reasonably entitled to indemnification for such expenses and then only to the extent that the court shall determine, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval or (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. To the extent that such person has been successful on the merits in defending any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person in connection therewith.

Section 317 of the CAGCL authorizes a corporation to purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability asserted or incurred in his capacity, or arising out of his status, with the corporation.

Rod McLellan Company

Article V of the Amended and Restated Articles of Incorporation of Rod McLellan Company (“McLellan”) authorizes McLellan to provide indemnification of its agents in excess of the limits set forth in Section 317 of the CAGCL, subject only to the applicable limits set forth in the CAGCL with respect to actions for breach of duty to the corporation and its shareholders.

Article XI of McLellan’s Amended Bylaws requires McLellan to indemnify its directors and officers to the fullest extent permitted under the CAGCL, unless a determination is made that the director or officer did not meet the applicable standard of conduct.

Article XI also requires McLellan to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of McLellan, provided, that such insurance is available on acceptable terms.

The Delaware Corporations

Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another entity, against expenses (including attorneys’ fees), judgments, fines, settlements and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred in connection with the defense or settlement of the action and no such indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent an appropriate court determines that such person is fairly and reasonably entitled to indemnification for such expenses the court deems proper. To the extent that such person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above or any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL further provides that a corporation may purchase and maintain insurance on behalf of any former or current director or officer of the corporation, whether or not the corporation would have the power to indemnify the person under the statute.

Hyponex Corporation; OMS Investments, Inc.; Scotts Manufacturing Company; SLS Holdings, Inc.; Swiss Farms Products, Inc.; The Hawthorne Gardening Company

The Certificates of Incorporation of Hyponex Corporation (“Hyponex”), OMS Investments, Inc. (“OMS”), Scotts Manufacturing Company (“Manufacturing”), SLS Holdings, Inc. (“SLS”), Swiss Farms Products, Inc. (“Swiss”) and The Hawthorne Gardening Company (“Hawthorne Gardening”) do not address indemnification.

Article Seven of the Bylaws of OMS, Manufacturing, and Swiss and Article XI of the Bylaws of Hyponex require the corporation to indemnify its directors and officers to the fullest extent permitted under the DGCL, provided, that, the corporation shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article XXIV of the By-Laws of SLS and Article XXIV of the By-Laws of Hawthorne Gardening require the corporation to indemnify its directors and officers to the extent permitted under the DGCL

Article Seven of the Bylaws of OMS, Manufacturing and Swiss also authorizes the corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation. Article XI of Hyponex’s Bylaws requires Hyponex to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Hyponex, provided, that such insurance is available on acceptable terms.

The Delaware Limited Liability Companies

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLC”) provides that, subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Hawthorne Hydroponics LLC; Scotts Temecula Operations, LLC; Scotts-Sierra Investments LLC

The Certificate of Formation and Limited Liability Company Agreement of Hawthorne Hydroponics LLC, Scotts Temecula Operations, LLC and Scotts-Sierra Investments LLC do not address indemnification.

The Indiana Corporation

Indiana Business Corporation Law

Chapter 37 of the Indiana Business Corporation Law (“IBCL”) provides that unless otherwise provided in its articles of incorporation, a corporation may indemnify its directors and officers under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their position in the corporation. A director or officer may be indemnified if (i) the individual’s conduct was in good faith, (ii) the individual reasonably believed (a) that the conduct was in the best interests of the corporation (if the individual was acting in his official capacity with the corporation) or (b) that the individual’s conduct was at least not opposed to the corporation’s best interests (in all other cases), and (iii) in the case of a criminal proceeding, the individual either (a) had reasonable cause to believe the individual’s conduct was lawful or (b) had no reasonable cause to believe the individual’s conduct was unlawful. Unless limited by its articles of incorporation, a corporation must indemnify a director or officer against reasonable expenses incurred by the director or officer in connection with any proceeding if the director or officer was wholly successful, on the merits or otherwise, in the defense of the proceeding to which the director or officer was a made party because of his position in the corporation.

The IBCL permits a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation.

Gutwein & Co., Inc.

The Articles of Incorporation of Gutwein & Co., Inc. (“Gutwein”) do not address indemnification.

Article IX of the Amended and Restated Code of By-Laws of Gutwein requires Gutwein to indemnify a director or officer made or threatened to be made a party to any proceeding against liabilities and expenses incurred by the director or officer in the following circumstances: (i) if the director or officer is wholly successful with respect to the proceeding and (ii) in all other circumstances, unless the director or officer has breached or failed to perform his duties in compliance with the applicable standard of conduct, the action or failure to act constituted willful misconduct or recklessness or resulted in any personal profit or advantage to which the director or officer was not legally entitled.

Article IX of the Amended and Restated Code of By-Laws of Gutwein authorizes Gutwein to purchase and maintain insurance on behalf of any person who is a director or officer of the corporation.

The Nevada Corporation

Nevada Business Corporation Law

Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which the person reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee and agent of the corporation for any liability asserted against him and liability and expenses incurred by him in such capacity, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

HGCI, Inc.

The Articles of Incorporation of HGCI, Inc. (“HGCI”) do not address indemnification.

Article V of the Bylaws of HGCI requires HGCI to indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact he, his testor or intestate is or was a director or officer of HGCI, or is or was serving at the request of HGCI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue or matter therein, to the fullest extent permitted by the laws of Nevada as they may exist from time to time.

The New York Corporations

New York Business Corporation Law

Section 721 of the New York Business Corporation Law (“NYBCL”) provides that a corporation may not indemnify a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that (i) the acts of the director or officer were committed in bad faith or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (ii) the director or officer personally gained in fact a financial profit or other advantage to which the director or officer was not legally entitled. Section 722 of the NYBCL provides that, subject to the limitations set forth in Section 721, a corporation may indemnify a director or officer made, or threatened to be made, a party to any action, by reason of the fact that he was a director or officer of the corporation or served at the corporation’s request on behalf of another entity in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred as a result of such action or proceeding or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service to any other entity, not opposed to, the best interests of the corporation and, with respect to criminal actions or proceedings, the director or officer had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to amounts paid in settlement and reasonable expenses (including attorneys’ fees) actually and necessarily incurred by the person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other entity, not opposed to, the best interests of the corporation, except that no such indemnification may be made in respect of (a) a threatened action, or a pending action which is settled or otherwise disposed of, or (b) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent an appropriate court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to partial or full indemnification. Section 723 of the NYBCL provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action.

Section 726 of the NYBCL authorizes the corporation to purchase and maintain insurance to indemnify directors and officers in instances in which they may be indemnified by a corporation under New York law.

Miracle-Gro Lawn Products, Inc.

The Certificate of Incorporation of Miracle-Gro Lawn Products, Inc. (“Lawn”) does not address indemnification.

Article VI of the Bylaws of Lawn requires Lawn to indemnify its directors and officers to the fullest extent permitted under the NYBCL, provided, that, unless such indemnification is ordered by a court pursuant to Section 725 of the NYBCL, Lawn shall only make such indemnification upon a determination that the director or officer met the applicable standard of conduct.

Article VI also authorizes Lawn to purchase and maintain insurance to indemnify directors and officers; provided, that no such insurance may provide for any payment, other than the cost of defense, to or on behalf of any director or officer (i) if a judgment or final adjudication adverse to the insured director or officer establishes that the director or officer’s acts of active and deliberate dishonesty were material to the cause of action adjudicated or that the director or officer personally gained a financial profit or other advantage to which the director or officer was not legally entitled, or (ii) in relation to any risk the insurance of which is prohibited under New York insurance law.

Sanford Scientific, Inc.

The Certificate of Incorporation and By-Laws of Sanford Scientific, Inc. do not address indemnification.

The Ohio Corporations

Ohio General Corporation Law

Section 1701.13(E) of the Ohio General Corporation Law (the “OGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or is or was serving at the request of the corporation as a director or officer of another entity, because the person is or was a director or officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the suit, action or proceeding if (i) the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, the director or officer had no reasonable cause to believe the director’s or officer’s conduct was unlawful. In the case of an action by or in the right of the corporation, however, such indemnification may only apply to expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action and no such indemnification may be made if either (a) the director or officer has been adjudged to be liable for negligence or misconduct in the performance of the director’s or officer’s duty to the corporation, unless and only to the extent that the court in which the proceeding was brought determines that the director or officer is fairly and reasonably entitled to indemnification for such expenses as the court deems proper, or (b) the only liability asserted against a director in a proceeding relates to the director’s approval of an impermissible dividend, distribution, redemption or loan. The OGCL further provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation must indemnify the director or officer against expenses actually and reasonably incurred by the director or officer in connection with the action, suit or proceeding.

Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors, or otherwise. In addition, Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.

The OGCL also permits corporations to purchase and maintain insurance on behalf of any director or officer against any liability asserted against such director or officer and incurred by such director or officer in his capacity as a director or officer, whether or not the corporation would have the power to indemnify the director or officer against such liability under the OGCL.

GenSource, Inc.; Scotts Products Co.; Scotts Professional Products Co.; The Scotts Miracle-Gro Company

The Articles of Incorporation of Scotts Products Co. (“Products”), Scotts Professional Products Co. (“Professional”) and The Scotts Miracle-Gro Company do not address indemnification.

Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company require the corporation to indemnify its directors and officers to the fullest extent permitted under the OGCL, provided that the corporation shall not make such indemnification if a determination is made that the director or officer did not meet the applicable standard of conduct.

Article VI of the By-Laws of Products and Professional and Article Five of the Code of Regulations of The Scotts Miracle-Gro Company also permit the corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation.

SMG Growing Media, Inc.

The Articles of Incorporation of SMG Growing Media, Inc. (“Growing”) do not address indemnification.

Article Five of the Code of Regulations of Growing requires Growing to indemnify any director or officer of Growing to the fullest extent permitted under the OGCL; provided, that Growing is not required to indemnify any director or officer in connection with any claim in any action, suit or proceeding that is asserted by the director or officer unless such claim was authorized by Growing’s Board of Directors. Any such indemnification shall be paid by Growing unless a determination is made by an appropriate court that the director or officer did not meet the applicable standard of conduct.

Article Five of the Code of Regulations of Growing authorizes Growing to purchase and maintain insurance on behalf of any person who is or was a director or officer of Growing.

Co-Registrants

Certain officers and other employees of The Scotts Miracle-Gro Company or its subsidiaries or third party individuals serve at the request of The Scotts Miracle-Gro Company as a director, officer, employee or agent of the co-registrants, and thus may be entitled to indemnification under the provisions set forth above. In addition to potential indemnification by The Scotts Miracle-Gro Company, the directors, officers, employees and agents of the co-registrants are also entitled to indemnification to the extent provided in the applicable co-registrant’s organizational documents or under the laws under which the applicable co-registrant is organized as described below.

The Ohio Limited Liability Company

Ohio Limited Liability Company Act

Section 1705.32 of the Ohio Limited Liability Company Act (the “OLLCA”) provides that a limited liability company may indemnify any person who was or is a party, or who is threatened to be made a party, to any proceeding, because such person is or was a manager, member, partner, officer, employee or agent of the company or is or was serving at the company’s request as a manager, director, trustee, officer, employee or agent of any other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company and, in connection with any criminal action or proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company to procure a judgment in its favor, however, such indemnification may only apply to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the company; provided, however, that no such indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. To the extent that a manager, officer, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, suit, proceeding, claim, issue or matter referred to above, the limited liability company must indemnify such person against expenses (including attorneys’ fees) that were actually and reasonably incurred by such person in connection with such action, suit or proceeding. The indemnification authorized by Section 1705.32 of the OLLCA is not exclusive of and is in addition to any other rights granted to those seeking indemnification, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance or furnish similar protection for or on behalf of any person who is or was a manager, director, trustee, officer, employee or agent of the company or who is or was serving at the request of the company as a manager, director, trustee, officer, employee or agent of another entity.

Section 1705.32 of the OLLCA also provides that a limited liability company may purchase and maintain insurance for or on behalf of any person who is or was a manager, member or officer of the company.

The Scotts Company LLC; SMGM LLC

The Articles of Organization and Operating Agreement of The Scotts Company LLC and SMGM LLC do not address indemnification.

Item 21.    Exhibits and Financial Statement Schedules.

(a)	Exhibits

The exhibits to this registration statement are set forth in the attached Exhibit Index, which is incorporated herein by reference.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in The Scotts Miracle-Gro Company’s consolidated financial statements or the notes thereto which are incorporated herein by reference.

(c)	Reports, Opinions and Appraisals

Not applicable.

Item 22.    Undertakings.

The undersigned registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(h)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(i)    To supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

THE SCOTTS MIRACLE-GRO COMPANY

By:    /s/ James Hagedorn
Chief Executive Officer and Chairman of the Board

POWERS OF ATTORNEY

Each of the undersigned directors and officers of The Scotts Miracle-Gro Company (the “Company”) hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 28, 2017

/s/ Thomas Randal Coleman Thomas Randal Coleman	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Brian D. Finn Brian D. Finn	Director	February 28, 2017

/s/ Adam Hanft Adam Hanft	Director	February 28, 2017

/s/ Stephen L. Johnson Stephen L. Johnson	Director	February 28, 2017

/s/ Michelle A. Johnson Michelle A. Johnson	Director	February 28, 2017

/s/ Thomas B. Kelly Jr. Thomas N. Kelly Jr.	Director	February 28, 2017

Signature	Title	Date

/s/ James F. McCann James F. McCann	Director	February 28, 2017

/s/ Katherine Hagedorn Littlefield Katherine Hagedorn Littlefield	Director	February 28, 2017

/s/ Nancy G. Mistretta Nancy G. Mistretta	Director	February 28, 2017

/s/ John R. Vines John R. Vines	Director	February 28, 2017

/s/ Peter E. Shumlin Peter E. Shumlin	Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

GENSOURCE, INC.

By:    /s/ James Hagedorn
Name:    James Hagedorn
Title:    President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	President and Chief Executive Officer (Principal Executive Officer)	February 28, 2017

/s/ James A. Schroeder James A. Schroeder	Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Aimee M. DeLuca Aimee M. DeLuca	Director	February 28, 2017

/s/ Craig Izzo Craig Izzo	Director	February 28, 2017

/s/ Thomas Randal Coleman Thomas Randal Coleman	Director	February 28, 2017

/s/ Scott Hendrick Scott Hendrick	Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

GUTWEIN & CO., INC.
HYPONEX CORPORATION
MIRACLE-GRO LAWN PRODUCTS, INC.
ROD MCLELLAN COMPANY
SANFORD SCIENTIFIC, INC.
SCOTTS MANUFACTURING COMPANY
SCOTTS PRODUCTS CO.
SCOTTS PROFESSIONAL PRODUCTS CO.
SMG GROWING MEDIA, INC.

By:    /s/ James Hagedorn
Name:    James Hagedorn
Title:    Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2017

/s/ Thomas Randal Coleman Thomas Randal Coleman	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Ivan C. Smith Ivan C. Smith	Executive Vice President, Secretary and Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

HAWTHORNE HYDROPONICS LLC

By:    /s/ Christopher J. Hagedorn
Name:    Christopher J. Hagedorn
Title:    President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President (Principal Executive Officer)	February 28, 2017

/s/ Albert J. Messina Albert J. Messina	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

HGCI, INC.

By:    /s/ Christopher J. Hagedorn
Name:    Christopher J. Hagedorn
Title:    President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President and Director (Principal Executive Officer)	February 28, 2017

/s/ Garry J. Hills Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Aimee M. DeLuca Aimee M. DeLuca	Director	February 28, 2017

/s/ Edward R. Claggett Edward R. Claggett	Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

OMS INVESTMENTS, INC.
SWISS FARMS PRODUCTS, INC.

By:    /s/ Aimee M. DeLuca
Name:    Aimee M. DeLuca
Title:    President and CEO

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca Aimee M. DeLuca	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2017

/s/ Garry J. Hills Garry J. Hills	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Patricia Ziegler Patricia Ziegler	Director	February 28, 2017

/s/ Edward R. Claggett Edward R. Claggett	Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

SCOTTS-SIERRA INVESTMENTS LLC

By:    /s/ Aimee M. DeLuca
Name:    Aimee M. DeLuca
Title:    President and CEO

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca Aimee M. DeLuca	President and Chief Executive Officer (Principal Executive Officer)	February 28, 2017

/s/ James A. Schroeder James A. Schroeder	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

SCOTTS TEMECULA OPERATIONS, LLC
SMGM LLC
THE SCOTTS COMPANY LLC

By:    /s/ James Hagedorn
Name:     James Hagedorn
Title:     Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Hagedorn James Hagedorn	Chief Executive Officer (Principal Executive Officer)	February 28, 2017

/s/ Thomas Randal Coleman Thomas Randal Coleman	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

SLS HOLDINGS, INC.

By:    /s/ Aimee M. DeLuca
Name:    Aimee M. DeLuca
Title:    President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aimee M. DeLuca Aimee M. DeLuca	President and Director (Principal Executive Officer)	February 28, 2017

/s/ James A. Schroeder James A. Schroeder	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Ivan C. Smith Ivan C. Smith	Director	February 28, 2017

/s/ Thomas Randal Coleman Thomas Randal Coleman	Director	February 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marysville, State of Ohio, on the 28th day of February, 2017.

THE HAWTHORNE GARDENING COMPANY

By:    /s/ Christopher J. Hagedorn
Name:     Christopher J. Hagedorn
Title:     President

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James Hagedorn, Thomas Randal Coleman and Ivan C. Smith and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in his or her name and on his or her behalf in the capacities indicated below, and to execute any and all instruments for him or her and in his or her name in the capacities indicated below, which said attorneys or agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this Registration Statement on Form S-4, including specifically but without limitation, power and authority to sign for him or her in his or her name in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement and registration statements relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission; and he or she does hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher J. Hagedorn Christopher J. Hagedorn	President and Director (Principal Executive Officer)	February 28, 2017

/s/ Albert J. Messina Albert J. Messina	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	February 28, 2017

/s/ Michael C. Lukemire Michael C. Lukemire	Director	February 28, 2017

INDEX TO EXHIBITS

Exhibit No.	Description
3.1
Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on November 22, 2004 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.1])

3.2
Certificate of Amendment by Shareholders to Articles of Incorporation of the Registrant as filed with the Ohio Secretary of State on March 18, 2005 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.2])

3.3	Code of Regulations of the Registrant (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed March 24, 2005 (File No. 1-11593) [Exhibit 3.3])
4.1
Indenture, dated as of December 15, 2016, by and among The Scotts Miracle-Gro Company, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 16, 2016 (File No. 1-11593) [Exhibit 4.1])

4.2	Form of 5.250% Senior Notes due 2026 (Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed December 16, 2016 (File No. 1-11593) [Exhibit 4.2])
4.3
Registration Rights Agreement, dated as of December 15, 2016, by and among The Scotts Miracle-Gro Company, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (Incorporated by reference to the Registrant’s Current Report on Form 8-K filed December 16, 2016 (File No. 1-11593) [Exhibit 4.3])

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP †
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges †
21.1	Subsidiaries of The Scotts Miracle-Gro Company†
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm †
23.2	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature pages of this registration statement)
25.1	Statement of Eligibility of Trustee, U.S. Bank National Association, on Form T-1†
99.1	Form of Letter of Transmittal†
99.2	Form of Notice of Guaranteed Delivery†
99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees†
99.4	Form of Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees†

___________
† Filed herewith